UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.__ )

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Thermo Fisher Scientific Inc.
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Thermo Fisher SCIENTIFIC

2022 Notice of Annual Meeting of Shareholders and Proxy Statement

Healthier Cleaner Safer

The world leader in serving science

We know what we do matters, and that fuels our success. Our more than 100,000 colleagues are inspired to bring their best every day to enable our customers to make the world healthier, cleaner, and safer.

From our Chairman, President and CEO
Dear Shareholder,
Thermo Fisher continues to build its future by fulfilling our Mission and delivering for all of our stakeholders. I’m extremely proud of what our team achieved in 2021, as we continued to successfully execute our growth strategy, strengthened our unique value proposition for customers, generated outstanding results for our shareholders, and made an incredible impact for society.
We know what we do matters, and that fuels our success. Our more than 100,000 colleagues are inspired to bring their best every day to enable our customers to make the world healthier, cleaner and safer. Whether they are developing new treatments for disease, protecting our planet, or keeping people safe, our customers rely on us as a trusted partner in their work. In every part of our business, the value we create for our customers drives growth for our company.
In terms of our financial performance, we built on the tremendous success we had in 2020. Our year-over-year revenues increased by 22% to $39.21 billion and we achieved exceptional earnings performance, delivering GAAP diluted earnings per share growth of 22% to $19.46 per share and adjusted EPS1 growth of 28% to $25.13 per share. We also returned significant capital to our shareholders through $2.4 billion in share buybacks and dividends.
In addition to delivering exceptional financial performance, we are also investing in our future by executing our proven growth strategy, which consists of three pillars:
•Innovating to launch new high-impact products,
•Leveraging our leading scale in high-growth and emerging markets, and
•Enhancing our unique customer value proposition.
To advance our growth strategy, we invested $1.4 billion in R&D and $2.5 billion in capital expenditures that will fuel future growth. It was also a very active year of M&A, and we invested $24 billion in strategic acquisitions, including the addition of PPD, Inc. which brings leading clinical research services to our company. It is a great complement to our existing capabilities serving pharma and biotech customers.
All of this further strengthened our industry leadership position, and you’ll see more details in this report.
Executing on enhanced ESG commitments
As the world leader in serving science, we have the opportunity – and obligation – to make a positive impact in the world. In 2021, we significantly advanced our environmental, social and governance (“ESG”) priorities.
•We committed to achieving carbon neutrality by 2050, building on our earlier goal to reduce greenhouse gas emissions by 30% across our operations by 2030.
•We enhanced reporting and transparency through our expanded Corporate Social Responsibility report and alignment to multiple ESG reporting frameworks.
•We also continued to invest in our Foundation for Science, extended our support for COVID-19 testing at historically Black colleges and universities, committed to investing $25 million in Black communities and businesses, and supported global health equity through COVID-19 testing donations to India and other low-income countries. These are just a few of the actions we took in 2021 to amplify our social impact.
Inside Thermo Fisher, we continue to build a vibrant and inclusive culture for our colleagues. I’m proud that we are among Forbes’ list of the world's most female-friendly companies and that we’ve received a 100% ranking for LGBTQ+ workplace equality from the Human Rights Campaign for the seventh consecutive year. And once again, Fortune has named us one of the World’s Most Admired Companies.
As you can see, we continue to create value for all of our stakeholders – customers, colleagues, shareholders and communities. We ask for your voting support on the matters described in this proxy statement so we can continue to build our future together. On behalf of all the stakeholders we serve, I thank you for your investment in Thermo Fisher Scientific.
Yours very truly,
Marc N. Casper
Chairman, President and Chief Executive Officer
April 7, 2022
1 Adjusted earnings per share (“EPS”) is a financial measure that is not prepared in accordance with generally accepted accounting principles (“GAAP”). Appendix A to this proxy statement defines this and other non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

Notice of 2022 annual meeting of shareholders

Date & Time	Location	Record Date
Wednesday, May 18, 2022 1:00 p.m. (Eastern Time)	http://www.virtualshareholdermeeting.com/TMO2022	March 25, 2022
Items of business

Proposals	Board Recommendation	For Further Details
Proposal 1: Elect as directors the 12 nominees named in our proxy statement	FOR each nominee	Page 11
Proposal 2: Vote on an advisory resolution to approve executive compensation	FOR	Page 40
Proposal 3: Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2022	FOR	Page 70
Shareholders will also consider any other business properly brought before the meeting.

By Order of the Board of Directors,
Michael A. Boxer
Senior Vice President, General Counsel and Secretary
April 7, 2022
Review your proxy statement and vote in one of the following ways

Via the Internet Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form	By Telephone Call the telephone number on your proxy card or voting instruction form	By Mail Sign, date and return your proxy card or voting instruction form in the enclosed envelope
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be Held on May 18, 2022.
The Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.
This notice and the accompanying proxy statement, 2021 annual report, and proxy card or voting instruction form were first made available to shareholders beginning on April 7, 2022. You may vote if you owned shares of our common stock at the close of business on March 25, 2022, the record date for notice of and voting at our annual meeting.

Proxy statement summary
To assist you in reviewing the proposals to be acted upon at our 2022 Annual Meeting of Shareholders (“2022 Annual Meeting”), below is a brief overview of the Company and our performance, corporate governance and shareholder engagement highlights, and a roadmap of voting items. The following description is only a summary. For more information about these topics, please review Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2021 and the complete Proxy Statement.
2022 Annual Meeting of Shareholders

Date & Time	Location	Record Date
Wednesday, May 18, 2022 1:00 p.m. (Eastern Time)	http://www.virtualshareholdermeeting.com/TMO2022	March 25, 2022
Company overview
Who we are
Thermo Fisher Scientific Inc. (also referred to in this document as “Thermo Fisher,” “we,” and the “Company”) is the world leader in serving science. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD.

2022 Proxy Statement	1

Proxy Statement Summary
Our Mission
At Thermo Fisher, everything we do begins with our Mission – to enable our customers to make the world healthier, cleaner and safer. We have a remarkable team of colleagues around the globe who are passionate about helping our customers address some of the world’s greatest challenges. Whether they are developing new treatments for disease, protecting the environment or ensuring public safety, our customers count on us to help them achieve their goals.
Our Values
Thermo Fisher’s 4i Values of Integrity, Intensity, Innovation and Involvement are the foundation of our culture. They guide our colleagues’ interactions — with our customers, suppliers and partners, with each other and with our communities. We continue to create a bright future for our company by doing business the right way.

2	2022 Proxy Statement

Proxy Statement Summary
2021 performance

In 2021, we delivered another exceptional year. Outstanding operational performance by our global team enabled us to capture the many opportunities in our end markets and further strengthen our industry leadership:
•Revenue grew 22% to $39.21 billion
•GAAP diluted EPS increased 22% to $19.46 and adjusted EPS* increased 28% to $25.13
•GAAP operating income grew by 29% to $10.03 billion and adjusted operating income* grew by 27% to $12.14 billion
•And we generated free cash flow* of $6.81 billion

We also continued to effectively deploy our capital in 2021 to create significant shareholder value by:
•Returning capital of $2.4 billion through $2.0 billion of stock buybacks and $395 million of dividends
•Committing $2.5 billion in capital expenditures to support near- and long-term growth opportunities across our businesses
•Investing $24 billion in strategic acquisitions, including the addition of PPD, Inc., a leading provider of clinical research services for the biopharma industry

We became a stronger partner for our customers by continuing to successfully execute our growth strategy, which consists of three pillars:
•High-impact innovation: We increased our investment in R&D by approximately 19% to $1.4 billion in 2021 and launched a range of new products that strengthened our offering. Some highlights include the HyPerforma DynaDrive Single-Use Bioreactor for large-volume bioprocessing, Thermo Scientific Orbitrap Exploris gas-chromatography mass spectrometers for a range of life science and biopharma applications, the Thermo Scientific Helios 5 EXL Wafer DualBeam scanning electron microscope for semiconductor development, and our Applied Biosystems QuantStudio 7 Pro DX Real-Time PCR system for molecular diagnostics.

•Scale in high-growth and emerging markets: We built on our industry-leading scale in emerging and high-growth markets in 2021 to further strengthen our depth of capabilities for our customers, including opening new manufacturing sites in China and Singapore to serve both local and global demand from biopharma customers. In South Korea, we also enhanced our local capabilities by opening customer-focused innovation centers for both the semiconductor and biopharma industry.

•Unique customer value proposition: We continue to strengthen our offering of products and services that support customers, from the discovery of a molecule in the research lab all the way to manufacturing a commercial medicine. We added new capabilities through internal investments in R&D and capacity expansions, as well as through strategic acquisitions – including PPD and a number of other transactions that enhance our offering. Our success here is most apparent in the way we serve our pharma and biotech customers.

All of these achievements are designed to make Thermo Fisher Scientific a stronger partner for our customers. And when we help them achieve their goals, society benefits. Here are some recent examples:
•For a healthier world, our cell analysis and next-generation sequencing instruments are being used to develop more targeted diagnostics and therapies for better patient outcomes
•For a cleaner world, our electron microscopes are being used to develop more energy-efficient automotive batteries
•To protect consumers, we’re providing food and beverage companies with instruments and equipment for quality and safety assurance.

*    Adjusted EPS, adjusted operating income and free cash flow are financial measures that are not prepared in accordance with GAAP. Appendix A to this proxy statement defines these non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

2022 Proxy Statement	3

Proxy Statement Summary
Long-term performance
Our record of delivering total shareholder return (“TSR”) reflects our commitment to long-term shareholder value creation.
Total Shareholder Return
*Represents average TSR of companies included in our “2021 Peer Group”. See page 43 for list of companies.
**Represents average TSR of companies included in our “2022 Peer Group”. See page 44 for list of companies.
***Represents average TSR of the S&P’s 500 Healthcare and S&P’s 500 Industrial Indices, weighted 80/20, respectively, to approximate the split of our revenue by end market.
Corporate governance highlights
Our Board of Directors (the “Board”) recognizes that Thermo Fisher’s success over the long-term requires a robust framework of corporate governance that serves the best interests of all our shareholders. Below are highlights of our corporate governance framework.
✓    Board refreshment remains a key area of focus for us, most recently evidenced by the recent addition of Ruby R. Chandy to our Board.
✓    Our Bylaws provide for proxy access by shareholders.
✓    All of our directors are elected annually.
✓    In uncontested elections, our directors must be elected by a majority of the votes cast, and an incumbent director who fails to receive such a majority is required to tender his/her resignation.
✓    Our shareholders have the right to call special meetings.
✓    Our shareholders have the right to act by written consent.

4	2022 Proxy Statement

Proxy Statement Summary
Sustainability
As the world leader in serving science, we are keenly aware of our responsibility to the global community. Our Corporate Social Responsibility strategy is our commitment to doing business the right way to enable a sustainable future for all. Our approach is built on a framework of four key pillars - Operations, Colleagues, Communities and Environment - that reinforce our Mission, align with our strategy and are material to our stakeholders.

Shareholder engagement
Our Board and management are committed to engaging with and listening to our shareholders. Throughout 2021 and into 2022 we engaged with shareholders representing over 50% of our outstanding shares to solicit their feedback on our business and financial performance, governance and executive compensation programs, and environmental and social matters. Members of our investor relations team and senior management participated in each discussion, with certain engagements including a member of our Board. This dialogue has informed our Board’s meeting agendas, and led to governance enhancements that help us address the issues that matter most to our shareholders. See page 38 for details on what we learned from our shareholders and changes we made to our programs.
This engagement process will assist us in achieving our strategic objectives, creating long-term value, maintaining our culture of compliance, and contributing to our environmental, social, and governance activities.
Our Shareholder Engagement Process

Deliberate, Assess, and Prepare
•Our Board assesses and monitors:
–investor sentiment
–shareholder voting results
–trends in governance, executive compensation, human capital management, regulatory, environmental, social, and other matters
•Our Board identifies and prioritizes potential topics for shareholder engagement

Outreach and Engagement
•Management regularly meets with shareholders to actively solicit input on a range of issues, and report shareholder views to our Board
•Management routinely engages with investors individually, as well as at conferences and other forums

Respond •Our Board responds, as appropriate, with enhancements to policy, practices, and disclosure •For more information on governance enhancements informed by shareholder input, please see page 38
Evaluate
•Shareholder input informs our Board’s ongoing process of continually improving governance and other practices
•Our Board and management review shareholder input to identify consistent themes, and research and evaluate any identified issues and concerns

2022 Proxy Statement	5

Proxy Statement Summary
Roadmap of voting items

Proposal 1
Election of directors
We are asking our shareholders to elect each of the 12 director nominees identified below to serve until the 2023 Annual Meeting of shareholders.
The Board recommends a vote FOR each director nominee.	See page 11

Our director nominees
Below is an overview of each of the director nominees you are being asked to elect at the 2022 Annual Meeting.

		Director Since	Committee Membership
Director Nominee	Age		AC	CC	NCGC	SFC	STC
Marc N. Casper Chairman, President and Chief Executive Officer, Thermo Fisher Scientific	54	2009				¡	¡
Nelson J. Chai Independent Chief Financial Officer, Uber Technologies Inc.	56	2010	●		¡
Ruby R. Chandy Independent Former President, Pall Industrial, Pall Corporation	60	2022	¡
C. Martin Harris Independent Associate Vice President of the Health Enterprise, Chief Business Officer, and Professor, Department of Internal Medicine, Dell Medical School at the University of Texas at Austin	65	2012			¡		¡
Tyler Jacks President of Break Through Cancer and David H. Koch Professor of Biology at the Massachusetts Institute of Technology	61	2009				¡	●
R. Alexandra Keith Independent (1) Chief Executive Officer, P&G Beauty and Executive Sponsor, Corporate Sustainability	54	2020			¡
Jim P. Manzi Independent Chairman, Stonegate Capital	70	2000		¡
James C. Mullen Chairman, President and Chief Executive Officer of Editas Medicine, Inc.	63	2018				¡
Lars R. Sørensen Independent Former President and Chief Executive Officer, Novo Nordisk A/S	67	2016			●	¡
Debora L. Spar Independent (2) Professor and Senior Associate Dean, Business and Global Society, Harvard Business School	58	2019	¡			¡
Scott M. Sperling Independent (2) (3) Co-CEO, Thomas H. Lee Partners, LP	64	2006		¡
Dion J. Weisler Independent Former President and Chief Executive Officer, HP Inc.	54	2017	¡	●

AC Audit CC Compensation NCGC Nominating and Corporate Governance
SFC Strategy and Finance STC Science and Technology	●	Chair	¡	Member
(1) Ms. Keith will join the Compensation Committee, effective immediately following the 2022 Annual Meeting.
(2) Mr. Sperling will continue to serve as Chair of the Strategy and Finance Committee until the 2022 Annual Meeting. Dr. Spar will become the Strategy and Finance Committee Chair, effective immediately following the 2022 Annual Meeting.
(3) Mr. Lynch will continue to serve as Lead Director until the 2022 Annual Meeting. Mr. Sperling will become Lead Director, effective immediately following the 2022 Annual Meeting.

6	2022 Proxy Statement

Proxy Statement Summary
Board snapshot
Below is a snapshot of demographic data for the director nominees you are being asked to elect at the 2022 Annual Meeting.

Independence

Independent

Not Independent

Tenure

<3 years

3-7 years

8-12 years

>12 years

9.0 years Average Tenure
Age

50-60 years

61-70 years

61 years Average Age
Diversity

Female

Ethnically diverse

Born outside of the U.S.

Board skills and experience
Below are the skills and experience of the director nominees you are being asked to elect at the 2022 Annual Meeting.

Strategic Leadership    100% of directors
CEO Leadership      75% of directors
Industry Background      67% of directors
Public Company Board Service      83% of directors
Financial Acumen and Expertise      75% of directors
International Experience      92% of directors
Senior Management Leadership      92% of directors
Corporate Finance and M&A Experience      75% of directors

2022 Proxy Statement	7

Proxy Statement Summary

Proposal 2
Approval of an advisory vote on executive compensation

We are asking our shareholders to cast a non-binding, advisory vote on the compensation of the executive officers named in the Summary Compensation Table. In evaluating this year’s “say on pay” proposal, we recommend that you review our Compensation Discussion and Analysis, which explains how and why the Compensation Committee of our Board arrived at its executive compensation actions and decisions for 2021.

The Board recommends a vote FOR this proposal.	See page 40

Framework of 2021 compensation
Overview of executive compensation program
Our executive compensation program is designed with Thermo Fisher’s Mission at its core. Being successful, while delivering sustainable value creation for our shareholders in a responsible way, requires the right talent in the right roles focused on a combination of financial and non-financial performance.
Compensation of the Company’s executive officers named in the summary compensation table set forth under the heading “Executive compensation” (the “Named Executive Officers” or “NEOs”) is primarily delivered in base salary, an annual cash incentive and a mix of long-term incentives. This combination balances a focus on retention of talent, achievement of near-term business goals, and sustainable longer-term performance and shareholder value creation. Learn more on page 40.
Alignment with strategy
For our compensation program to be successful, it needs to effectively align with our key strategic, financial and operational goals. We achieve this by delivering the majority of compensation in the form of at-risk variable pay that is directly tied to our performance and value delivery to our shareholders.
The performance measures that apply to annual and long-term incentive awards reflect both our focus on organic top line growth, along with operational efficiency and profitability. To ensure alignment with shareholder value creation we also assess TSR relative to some of the highest performing companies in the S&P 500.
CEO

Base Salary
9%
Target
Bonus
18%
Variable,
at-risk
Compensation
Equity
73%

Other Named Executive Officers (Aggregate)

Base Salary
14%
Target
Bonus
15%
Equity
71%
Variable,
at-risk
Compensation

Learn more about our performance measures and why they matter on page 45.

8	2022 Proxy Statement

Proxy Statement Summary
2021 highlights
During 2021, the Compensation Committee reviewed feedback collected as part of the extensive shareholder outreach efforts, as it related to executive compensation. This feedback was an important input into our annual review of the executive compensation program design during the year. As a result, the Committee approved select changes for 2021. Learn more on page 38.
Executive compensation 2021 decisions
•In February 2021, the Compensation Committee approved increases to base salaries ranging from 5.0% - 10.3% for our Named Executive Officers.
•In September 2021, the Compensation Committee approved changes to the organizational leadership structure, including promotions of Messrs. Lagarde and Pettiti, as well as increases to their respective compensation.
•In February 2022, the Compensation Committee approved annual cash incentive payouts for 2021 performance for our Named Executive Officers equal to 195% of target.
•In February 2022, the Compensation Committee certified achievement of 175% payout on 2021 performance-based restricted stock units and the performance requirements for the first 5-year performance period under the 2020 TSR stock option program.
Compensation governance
Our Compensation Committee also recognizes that the success of our executive compensation program over the long-term requires a robust framework of compensation governance. As a result, the Committee regularly reviews external executive compensation practices and trends and incorporates best practices into our executive compensation program:

What We Do	What We Don’t Do

✓ Benchmark compensation levels against appropriate companies in related industries, of a similar size and business complexity
✓ Reference the market median when reviewing compensation for our Named Executive Officers
✓ Clawback policy for the recoupment of compensation in certain situations
✓ Regular shareholder engagement related to compensation
✓ Maximums for our performance-based incentive plans
✓ Robust stock ownership requirements
✓ Two year holding requirement on 50% of net stock vesting under the CEO’s time- and performance-based restricted stock units
✓ Engage an independent compensation consultant
✓ Deliver the majority of compensation in the form of at-risk, variable pay
✓ Align pay with performance and Company strategy
✓ Double-trigger change in control provisions

✗ No tax gross ups
✗ No plans that encourage excessive risk
✗ No guaranteed pay increases
✗ No guaranteed bonuses or equity awards
✗ No dividends paid on equity awards prior to vesting
✗ No hedging or pledging of Company stock
✗ No excessive perquisites
✗ No pension or SERPs (with the exception of legacy accumulated benefits from acquired companies)

2022 Proxy Statement	9

Proxy Statement Summary

Proposal 3
Ratification of the selection of the independent auditors

We are asking our shareholders to ratify our Audit Committee’s selection of PricewaterhouseCoopers LLP (“PwC”) to act as the independent auditors for Thermo Fisher for 2022. Although our shareholders are not required to approve the selection of PwC, our Board believes that it is advisable to give our shareholders an opportunity to ratify this selection.

The Board recommends a vote FOR this proposal.	See page 70

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022. During the fiscal year ended December 31, 2021, PwC served as the Company’s independent auditors.
PwC has audited the Company’s financial statements each year since 2002. The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of PwC. In addition to overseeing the regular rotation of the lead audit partner, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner and considers whether, in order to assure continuing auditor independence, there should be regular rotation of the independent registered public accounting firm. The Audit Committee believes that the retention of PwC to serve as our independent auditors is in the best interests of the Company and its shareholders. Although the Company is not required to seek shareholder ratification of this selection, the Company has decided to provide its shareholders with the opportunity to do so. If this proposal is not approved by our shareholders at the 2022 Annual Meeting, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.
Representatives of PwC are expected to attend the virtual 2022 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the shareholders.

10	2022 Proxy Statement

Corporate governance

Proposal 1
Election of directors

We are asking our shareholders to elect each of the 12 director nominees identified below to serve until the 2023 Annual Meeting of shareholders.
The Board recommends a vote FOR each director nominee.

The Board, upon recommendation from the Nominating and Corporate Governance Committee, has nominated 12 directors for election at the 2022 Annual Meeting. Each of the directors elected at the 2022 Annual Meeting will hold office until the annual meeting of shareholders to be held in 2023 and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, removal or disqualification. Each of the director nominees currently serves as a member of the Board of Directors.
After consideration of the individual qualifications, skills and experience of each of our director nominees and his or her prior contributions to the Board, we believe that a Board composed of the 12 director nominees would be well-balanced and effective.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted “FOR” each of the director nominees presented below. If, at the time of the meeting, one or more of the director nominees has become unavailable to serve, shares represented by proxies will be voted for the remaining director nominees and for any substitute director nominee or nominees designated by the Board of Directors, unless the size of the Board is reduced. The Board knows of no reason why any of the director nominees will be unavailable or unable to serve. Proxies cannot be voted for a greater number of persons than the director nominees listed.

2022 Proxy Statement	11

Corporate Governance
Board of directors—selection, skills and experience
Director nomination process
The Nominating and Corporate Governance Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. It will consider shareholder recommendations for director nominees that are sent to the Nominating and Corporate Governance Committee to the attention of the Company’s Secretary at the principal executive office of the Company.
Role of the Nominating and Corporate Governance Committee
The process for evaluating prospective nominees for director, including candidates recommended by shareholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board, and application of the Company’s general criteria for director nominees set forth in the Company’s Corporate Governance Guidelines. These criteria include the prospective nominee’s integrity, business acumen, age, experience, commitment, and diligence. Additionally, given the importance of diversity to the Board, our Corporate Governance Guidelines require that the Nominating and Corporate Governance Committee seek to include diverse candidates, including women and minorities, in the pool of candidates from which it recommends director nominees and request that any search firm it engages include diverse candidates. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and, with respect to members of the Audit Committee, financial expertise.
After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee has from time to time engaged a search firm to facilitate the identification, screening and evaluation of qualified, independent candidates for director to serve on the Board.
Board diversity and Board tenure
We believe that the varied perspectives and experiences resulting from having a diverse Board enhances the quality of decision making. We also believe diversity can help the Board identify and respond more effectively to the needs of customers, shareholders, colleagues, suppliers and other stakeholders. The Board and the Nominating and Corporate Governance Committee consider a number of demographics including, but not limited to, race, gender, ethnicity, age, culture and nationality in seeking to develop a Board that, as a whole, reflects diverse viewpoints, backgrounds, skills, experiences and expertise. The Board is committed to increasing diversity and inclusion, both at the Board level and across the Company. In particular, the Board is committed to identifying and evaluating highly qualified women and under-represented ethnic group candidates as well as candidates with other diverse backgrounds, industry experience and other unique characteristics. Our current goal is that by our 2023 annual meeting of shareholders, 30% of our Board will be gender diverse. To this end, as discussed above, our Corporate Governance Guidelines require that the Nominating and Corporate Governance Committee seek to include diverse candidates, including women and minorities, in the pool of candidates from which it recommends director nominees and request that any search firm it engages include diverse candidates. Director nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
In addition, we believe that having directors with differing tenures is important in order to provide both fresh perspectives and deep experience and knowledge of the Company. The Board believes that a mix of long- and short-tenured directors ensures an appropriate balance of views and insights and allows the Board as a whole to benefit from the historical and institutional knowledge that longer-tenured directors possess and the fresh perspectives contributed by newer directors.
In furtherance of the Board’s active role in Board succession planning, the Board has appointed five new directors since 2017.

12	2022 Proxy Statement

Corporate Governance
Director nominee skills, experience, and background
The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board and in order to align with the Company’s strategic Vision, business and operations.
The following matrix identifies the skills, experience, and background that our director nominees bring to the Board:

	Casper	Chai	Chandy	Harris	Jacks	Keith	Manzi	Mullen	Sørensen	Spar	Sperling	Weisler

Strategic Leadership Experience driving strategic direction and growth of an organization	●	●	●	●	●	●	●	●	●	●	●	●

CEO Leadership Experience serving as the Chief Executive Officer of a major organization	●	●				●	●	●	●	●	●	●

Industry Background Knowledge of or experience in the Company’s specific industry	●		●	●	●		●	●	●		●

Public Company Board Service Experience as a board member of another publicly-traded company	●		●	●	●		●	●	●	●	●	●

Financial Acumen and Expertise Experience or expertise in financial accounting and reporting or the financial management of a major organization	●	●	●			●		●	●	●	●	●

International Experience Experience doing business internationally	●	●	●	●		●	●	●	●	●	●	●

Senior Management Leadership Experience serving in a senior leadership role of a major organization (e.g., Chief Financial Officer, General Counsel, President, or Division Head)	●	●	●	●		●	●	●	●	●	●	●

Corporate Finance and M&A Experience Experience in corporate lending or borrowing, capital market transactions, significant mergers or acquisitions, private equity, or investment banking	●	●	●				●	●	●	●	●	●

2022 Proxy Statement	13

Corporate Governance
Director nominees
Set forth below are the names of the persons nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director. Information regarding their beneficial ownership of the Company’s common stock, par value $1.00 per share (“Common Stock”), is reported under the heading “Information about stock ownership” on page 73.

Professional Highlights
•Thermo Fisher Scientific Inc.
–Chairman, President and CEO (2020 - Present)
–President and CEO (2009 - 2020)
–Executive VP and COO (2008 - 2009)
–Executive VP (2006 - 2008)
Other current directorships: None
Previously held directorships: U.S. Bancorp

Marc N. Casper Chairman, President and CEO Age: 54 Director since: 2009 Committees: Strategy and Finance, Science and Technology

Director Qualifications
As the only member of the Company’s management to serve on the Board, Mr. Casper contributes a deep and valuable understanding of Thermo Fisher history and day-to-day operations. This contribution is stemmed further from Mr. Casper’s 20-plus years in the life sciences and healthcare equipment industry, and his long-standing employment with the Company. Additionally, Mr. Casper’s experience as the Chief Executive Officer of the Company, and previously serving in various senior level management roles, enables him to provide strategic leadership skills and financial acumen and expertise that are invaluable to the Board.

Professional Highlights •CFO, Uber Technologies Inc. (2018 - Present) •President and CEO, The Warranty Group (2017 - 2018) •President, CIT Group (2011 - 2015) Other current directorships: None
Nelson J. Chai Independent Age: 56 Director since: 2010 Committees: Audit (Chair), Nominating and Corporate Governance

Director Qualifications
Mr. Chai’s broad background and experience makes him a suitable and valued member of our Board. Mr. Chai has held executive management positions in a variety of industries and organizations, including his current role as Chief Financial Officer of Uber Technologies Inc., a ridesharing company, and prior roles as President and CEO of The Warranty Group, a provider of specialty insurance products, and President of CIT Group, a financial institution. As a result of his vast background, Mr. Chai brings valuable CEO and strategic leadership, financial acumen and expertise, and accounting experience to our Board.

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Professional Highlights
•President, Pall Industrial, Pall Corporation (2012 - 2015)
Other current directorships: DuPont de Nemours Inc. and Flowserve Corporation
Previously held directorships: Ametek, Inc.

Ruby R. Chandy Independent Age: 60 Director since: 2022 Committees: Audit

Director Qualifications
Ms. Chandy’s broad background and experience makes her a valuable member of the Board. She is a proven executive with experience in global life sciences and multi-industrial companies, including her role as President of the Industrial Division of Pall Corporation, a leading supplier of filtration, separation, and purification technologies. She brings experience in executive management, marketing, strategy, international growth, innovation, and mergers and acquisitions. Ms. Chandy brings valuable board-level experience from her many years serving on public company boards, including her service on various committees, such as the Audit, Compensation, Corporate Governance/Nominating, Finance and Risk, and Environment, Health, Safety and Sustainability Committees.

Professional Highlights
•University of Texas Austin, Dell Medical School (2016 - Present)
–Associate Vice President of the Health Enterprise
–Chief Business Officer
–Professor, Department of Internal Medicine
•Cleveland Clinic Hospital
–Chief Strategy Officer, The Cleveland Clinic Foundation (2009 - 2016)
–Chief Information Officer and Chairman, Information Technology Division (1996 - 2016)
–Staff Physician, Foundation Department of General Internal Medicine (1996 -2016)
Other current directorships: Invacare Corporation, Colgate-Palmolive Company and MultiPlan Corporation
Previously held directorships: HealthStream Inc.

C. Martin Harris Independent Age: 65 Director since: 2012 Committees: Nominating and Corporate Governance, Science and Technology

Director Qualifications
Dr. Harris provides valuable insight and perspective on the healthcare industry stemming from his current role as Chief Business Officer of Dell Medical School of the University of Texas, Austin, and his previous long-standing career as a physician and Chief Information Officer of Cleveland Clinic Hospital, and Chief Strategy Officer of the Cleveland Clinic Foundation. Dr. Harris has been a strategic leader in healthcare organizations, and also brings valuable board-level experience from his many years served on public company boards in the healthcare industry, including his service on various committees, including the Audit, Nominating and Corporate Governance, and Compensation Committees.

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Professional Highlights
•President, Break Through Cancer (2021 - Present)
•Massachusetts Institute of Technology, Koch Institute
–Professor, Department of Biology and Center for Cancer Research (1992 - Present)
–Founding Director, Integrative Cancer Research (2001 - 2021)
•Investigator, Howard Hughes Medical Institute (1994 - 2021)
Other current directorships: Amgen, Inc.

Tyler Jacks Age: 61 Director since: 2009 Committees: Strategy and Finance, Science and Technology (Chair)

Director Qualifications
Dr. Jacks brings to the Board the benefits of his significant experience of many years in the cancer research industry. He currently serves as President of Break Through Cancer, an organization focusing on collaborative approaches to cancer research, and has worked for over 29 years at Massachusetts Institute of Technology as a professor in the Department of Biology, and formerly as Founding Director of the Koch Institute, a cancer research center. Dr. Jacks brings valuable board-level and industry specific experience from his years serving on public company boards in the biotechnology industry and as a member of multiple scientific advisory boards of biotechnology companies, pharmaceutical companies and academic institutions, including his service on various committees, such as the Audit, Compensation and Management Development, Corporate Responsibility and Compliance, and Nominating and Corporate Governance Committees.

Professional Highlights
•Procter & Gamble Company
–Chief Executive Officer, P&G Beauty (2019 - Present), and Executive Sponsor, Corporate Sustainability (2021 - Present)
–President, Global Hair Care and Beauty Sector (2017 - 2019)
–President, Global Skin and Personal Care (2014 - 2017)
Other current directorships: None

R. Alexandra Keith Independent Age: 54 Director since: 2020 Committees: Nominating and Corporate Governance(1)

Director Qualifications
Ms. Keith’s 30-plus years at Procter & Gamble, a global consumer products company, enables her to bring a unique perspective to the Company’s board of directors, including valuable executive management and strategic leadership skills, financial expertise, and international experience.

Professional Highlights •Chairman, Stonegate Capital (1995 - Present) •Chairman, President and CEO, Lotus Development Corporation (1984 - 1995) Other current directorships: None
Jim P. Manzi Independent Age: 70 Director since: 2000 Committees: Compensation

Director Qualifications
Mr. Manzi brings to the Board valuable strategic leadership skills, operational management expertise and overall business acumen, as a result of his senior-level management experience leading Lotus Development Corporation, as Chief Executive Officer, prior to its acquisition, and his current role as Chairman of Stonegate Capital, a private equity firm. Mr. Manzi also brings valuable knowledge of the Company due to his 20-plus years as a member of our Board, which we believe provides our Board with specific expertise and insight into our business.

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Professional Highlights
•Chairman, President and Chief Executive Officer, Editas Medicine, Inc. (2021 - Present)
•Chief Executive Officer, Patheon N.V. (2011 - 2017)
•Chief Executive Officer, Biogen Inc. (2000 - 2010)
Other current directorships: Editas Medicine, Inc.
Previously held directorships: Insulet Inc. and Patheon N.V.

James C. Mullen Age: 63 Director since: 2018 Committees: Strategy and Finance

Director Qualifications
Mr. Mullen brings valuable industry knowledge to the Board, due to his 35 years of extensive management experience and his senior leadership background in the pharmaceutical and biotechnology industries. Mr. Mullen currently serves as Chairman, President and Chief Executive Officer of Editas Medicine, a clinical-stage biotechnology company and previously served as Chief Executive Officer of Patheon N.V., a contract development and manufacturing organization which was acquired by the Company in 2017, and as Chief Executive Officer of Biogen Inc. We believe this experience provides our Board with specific expertise and insight into our business. Mr. Mullen also brings valuable board-level experience from his service on the boards of public companies in the pharmaceutical industry, including his service on various committees, such as the Compensation and Nominating and Corporate Governance Committees.

Professional Highlights •President and CEO, Novo Nordisk A/S (2000 - 2016) Other current directorships: Essity Aktiebolag Previously held directorships: Carlsberg AS
Lars R. Sørensen Independent Age: 67 Director since: 2016 Previously served as a director: 2011 - 2015 Committees: Nominating and Corporate Governance (Chair), Strategy and Finance

Director Qualifications
Mr. Sørensen brings to the Board valuable strategic leadership skills, financial expertise, industry background, and international experience as a result of his long-standing tenure as Chief Executive Officer at Novo Nordisk A/S, a global healthcare company. Mr. Sørensen also brings valuable board-level experience from his years of serving on public company boards in the life sciences industry, including his service on various committees, such as the Audit, Nominating, and Remuneration Committees.

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Professional Highlights
•Harvard Business School
–Professor, Harvard Business School (2018 - Present) and Senior Associate Dean, Business and Global Society (2021 - Present)
–Senior Associate Dean, Harvard Business School Online (2019 - 2021)
•President and CEO, Lincoln Center for the Performing Arts (2017 - 2018)
•President, Barnard College (2008 - 2017)
Other current directorships: None
Previously held directorships: Goldman Sachs and Northern Star Acquisition Corp.

Debora L. Spar Independent Age: 58 Director since: 2019 Committees: Audit, Strategy and Finance(2)

Director Qualifications
Dr. Spar brings to the Board valuable executive management and strategic leadership skills, financial expertise, and a unique perspective on technology’s role in shaping society and the global economy. Dr. Spar also brings valuable experience serving on public company boards, including her service on various committees, such as the Audit, Compensation, Nominating and Corporate Governance, and Strategy Committees.

Professional Highlights
•Co-Chief Executive Officer, Thomas H. Lee Partners, LP (1994 - Present)
Other current directorships: Agiliti, Inc.
Previously held directorships: iHeart Media, Inc. and The Madison Square Garden Company

Scott M. Sperling Independent(3) Age: 64 Director since: 2006 Committees: Compensation, Strategy and Finance (Chair)(2)

Director Qualifications
Mr. Sperling brings to the Board valuable strategic leadership skills, and corporate finance and acquisition experience due to his current role serving as Co-Chief Executive Officer of Thomas H. Lee Partners LP, a private equity firm. Mr. Sperling also brings valuable board-level experience from serving on public company boards, including his service on the Nominating and Corporate Governance Committees.

Professional Highlights •President and CEO, HP Inc. (2015 - 2019) Other current directorships: BHP and Intel Corporation Previously held directorships: HP Inc.
Dion J. Weisler Independent Age: 54 Director since: 2017 Committee: Audit, Compensation (Chair)

Director Qualifications
Mr. Weisler brings to the Board valuable strategic and senior management leadership skills, financial expertise, international experience, and M&A experience due to his former role serving as Chief Executive Officer at HP Inc., an information technology company. Mr. Weisler also brings valuable board-level experience from his service on HP Inc.’s board.

(1) Ms. Keith will join the Compensation Committee, effective immediately following the 2022 Annual Meeting.
(2) Mr. Sperling will continue to serve as Chair of the Strategy and Finance Committee until the 2022 Annual Meeting. Dr. Spar will become the Strategy and Finance Committee Chair, effective immediately following the 2022 Annual Meeting.
(3) Mr. Lynch will continue to serve as Lead Director until the 2022 Annual Meeting. Mr. Sperling will become Lead Director, effective immediately following the 2022 Annual Meeting.

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Retirement policy
Under Thermo Fisher’s Corporate Governance Guidelines, a director is required to retire when he or she reaches age 72. A director elected to the Board prior to his or her 72nd birthday may continue to serve until the annual shareholders meeting following his or her 72nd birthday. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems a waiver to be in the best interests of the Company.
Board leadership structure
On an annual basis, our Nominating and Corporate Governance Committee evaluates and makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Chairman and CEO should be separated or combined and elects a Chairman from among the directors. The Board believes that it is in the best interests of the Company and its shareholders for the Board to determine which director is best qualified to serve as Chairman in light of the circumstances at the time, rather than based on a fixed policy. In the event that the Chairman is not an independent director, an independent Lead Director is elected on an annual basis by a majority of the independent directors upon a recommendation from the Nominating and Corporate Governance Committee.
The duties of the independent Lead Director include:
•leading meetings of the non-management or independent directors;
•presiding over meetings of the Board at which the Chairman is not present;
•calling meetings of non-management or independent directors;
•approving meeting agendas for the Board;
•approving meeting schedules to help ensure sufficient time for discussion;
•serving as a liaison between independent directors and the Chairman; however, each director remains free to communicate directly with the Chairman; and
•being available to meet with shareholders as appropriate.
Since February 2020, our Board has combined the positions of Chairman and CEO under the leadership of Marc Casper, and designated an independent Lead Director. The Board concluded that it was in the best interests of the Company and its shareholders to combine the roles of Chairman and CEO at that time to drive the most efficient execution of our strategic plan and realize our vision for the future. Given his contributions to the Company’s success, and his insights and expertise as a member of the Board, our Board unanimously selected Mr. Casper to also take on the Chairman role. Mr. Lynch currently serves as our Lead Director and will continue to serve in this role until the 2022 Annual Meeting. Mr. Sperling will become Lead Director immediately following the 2022 Annual Meeting. With these changes, the Board has adopted the right governance structure, with the right leaders and oversight, to drive shareholder value now and in the future.
How we assess director independence
Board members
The Company’s Corporate Governance Guidelines require a majority of our directors to be independent within the meaning of the NYSE listing requirements. The Board has determined that all of our director nominees (listed on page 6) other than Messrs. Casper and Mullen and Dr. Jacks are independent, and determined that Thomas J. Lynch, who serves on the Board until the 2022 Annual Meeting, is independent.
•The Board’s guidelines. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with the Company. The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company, which can be found in the Company’s Corporate Governance Guidelines, on the Company’s website at www.thermofisher.com. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:
•A director who is (or was within the last three years) an employee, or whose immediate family member is (or was within the last three years) an executive officer, of the Company;
•A director who is a current employee or greater than 10% equity owner, or whose immediate family member is a current executive officer or greater than 10% equity owner, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

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•A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
•A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; a director who is a current employee of a firm that is the Company’s internal or external auditor; a director whose immediate family member is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit; or a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;
•A director who is (or was within the last three years), or whose immediate family member is (or was within the last three years), an executive officer of another company where any of the Company’s current executive officers at the same time serve or served on the other company’s compensation committee;
•A director who is (or was within the last three years) an executive officer or greater than 10% equity owner of another company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company; and
•A director who is a current executive officer of a tax exempt organization that, within the last three years, received discretionary contributions from the Company in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. (Any automatic matching by the Company of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.)
Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships or amounts not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).
•Applying the guidelines in 2021. In assessing director independence for 2021, the Board considered relevant transactions, relationships and arrangements, including relationships between Board members and the Company. For details, see “Relationships and transactions considered for director independence” below.
Committee members
All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee must be independent, as defined by the Company’s Corporate Governance Guidelines. Some committee members must also meet additional standards:
•Additional standards for Audit Committee members. Under a separate Securities and Exchange Commission (“SEC”) independence requirement, Audit Committee members may not accept any consulting, advisory or other fees from the Company, except compensation for Board service, and cannot be an affiliate of the Company.
•Additional standards for Compensation Committee members. In determining that Compensation Committee members are independent, New York Stock Exchange (“NYSE”) rules require the Board to consider their sources of compensation, including any consulting, advisory or other compensation paid by the Company.
The Board has determined that all members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent and also satisfy any Committee-specific independence requirements.

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Relationships and transactions considered for director independence

Thermo Fisher Transaction & 2021 Magnitude
Director nominee	Organization	Relationship	Purchases from Thermo Fisher Less than the greater of 2% of the other company’s revenue and $1m	Sales to Thermo Fisher Less than the greater of 2% of the other company’s revenue and $1m
Chai	Uber Technologies Inc.	Chief Financial Officer	N/A
Harris	University of Texas	Associate Vice President, Chief Business Officer, and Professor, Department of Internal Medicine		N/A
Jacks(1)	Massachusetts Institute of Technology	Professor and former Founding Director of David H. Koch Institute of Integrative Research		N/A
	Dragonfly Therapeutics, Inc.	Greater than 10% equity owner	✗	N/A
Keith	Procter & Gamble	Chief Executive Officer, P&G Beauty, and Executive Sponsor, Corporate Sustainability
Mullen(2)	Editas Medicine, Inc.	Chairman, President and Chief Executive Officer	✗	N/A
Spar	Harvard University	Professor
(1)As a result of his relationship with Dragonfly Therapeutics, Inc. (“Dragonfly”), Dr. Jacks is not deemed independent under the Company’s Corporate Governance Guidelines. The Company’s 2021 sales to Dragonfly exceeded 2% of Dragonfly’s 2021 consolidated gross revenues. Dr. Jacks ceased serving as Founding Director of the David H. Koch Institute of Integrative Research in 2021.
(2)As a result of his relationship with Editas Medicine, Inc. (“Editas”), Mr. Mullen is not deemed independent under the Company’s Corporate Governance Guidelines. The Company’s 2021 sales to Editas exceeded 2% of Editas’ 2021 consolidated gross revenues.
Executive sessions
Independent directors meet at least twice a year in an executive session without management and at such other times as may be requested by any independent director. Our Lead Director presides at the meetings of the Company’s independent directors held in executive session without management.
Role of the Board
The Board is elected by the shareholders to oversee their interests in the long-term health and overall success of the Company’s business and financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareholders. The Board oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations and proper governance. The Board selects the Chief Executive Officer and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

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Key responsibilities of the Board

Oversight of strategy	Oversight of risk	Succession planning

•The Board oversees and monitors strategic planning
•Business strategy is a key focus at the Board level and embedded in the work of Board committees
•Company management is charged with developing and executing business strategy and provides regular performance updates to the Board

•The Board oversees risk management
•Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function
•Company management is charged with managing risk, through robust internal processes and effective internal controls

•The Board oversees succession planning and talent development for senior executive positions
•The Compensation Committee, which meets regularly and reports back to the Board, has primary responsibility for developing succession plans for the CEO position
•The CEO is charged with preparing, and reviewing with the Compensation Committee, talent development plans for senior executives and their potential successors

Oversight of strategy
The Board believes that overseeing and monitoring strategy - one of its key responsibilities - is a continuous process and takes a multilayered approach in exercising its duties.

The Board is committed to oversight of the Company’s business strategy and strategic planning, including work embedded in the Board committees, regular Board meetings and a dedicated meeting each year to focus on strategy.

This ongoing effort enables the Board to focus on Company performance over the short, intermediate and long term, as well as the quality of operations. In addition to financial and operational performance, non-financial measures are discussed regularly by the Board and Board committees.

While the Board oversees strategic planning, Company management is charged with developing and executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders.
The Board’s oversight and management’s execution of business strategy are viewed with a long-term mindset and a focus on assessing both opportunities for and potential risks to the Company.
Oversight of risk
Inherent in the Board’s responsibilities is an understanding and oversight of the various risks facing the Company. The Board does not view risk in isolation. Risks are considered in virtually every business decision. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk taking is essential for the Company to be competitive on a global basis and to achieve the Company’s long-term strategic objectives. Effective risk oversight is an important priority of the Board. The Board has implemented a risk governance framework designed to:
•understand critical risks in the Company’s business and strategy;
•allocate responsibilities for risk oversight among the full Board and its committees;
•evaluate the Company’s risk management processes and whether they are functioning adequately;
•facilitate open communication between management and directors; and
•foster an appropriate culture of integrity and risk awareness.
The Board’s role in risk oversight is consistent with the Company’s leadership structure, with our management having day-to-day responsibility for assessing and managing our risk exposure and the Board having ultimate responsibility for overseeing risk management with a particular emphasis on the most significant risks facing the Company, including strategic, competitive, economic, operational, financial, regulatory, compliance and reputational risks. Management periodically

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provides risk assessment reports to the Board and regularly provides updates to the Board related to legal and compliance risks and cybersecurity. The Board’s consideration of risk is not limited to discussions during Board and committee meetings. Rather, the Board communicates with senior management individually concerning our most significant risks whenever it deems such communications to be appropriate.
The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to the Board committees for further consideration and evaluation. Generally, each committee has responsibility to identify and address risks that are associated with the purpose of, and responsibilities delegated to, that committee. In performing this function, each committee has full access to management, as well as the ability to engage advisors, and each committee reports back to the full Board. Certain risk topics may be brought to the full Board for consideration where deemed appropriate to ensure broad Board understanding of the nature of the risk. The Board has not established a specific risk committee because the Board believes that the most significant risks the Company faces are most properly directly overseen by the full Board or, in certain cases, the appropriate standing committee which considers the risks within its area of responsibility.
Management development and succession planning
The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our CEO and other members of senior management. The Compensation Committee, together with the CEO, regularly reviews senior management talent, including readiness to take on additional leadership roles and developmental opportunities needed to prepare senior leaders for greater responsibilities. In addition, the Compensation Committee regularly discusses recommendations and evaluations from the CEO as to potential successors to fill senior positions. The CEO, together with the Chief Human Resources Officer, provides a regular review to the Compensation Committee assessing the members of the executive leadership team and his or her succession potential. This review includes a discussion about development plans for senior leaders to help prepare them for future succession and contingency plans in the event the CEO is unable to serve for any reason (including death or disability). While the Compensation Committee has the primary responsibility to develop succession plans for the CEO position, it regularly reports to the Board and decisions are made at the Board level.

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Corporate Governance
Board committees

Audit Committee

Nelson J. Chai (Chair)
Members
Ruby R. Chandy
Debora L. Spar
Dion J. Weisler
Meetings in 2021: 11
•All members are independent, financially literate.
•Messrs. Chai and Weisler qualify as Audit Committee financial experts.

Principal Responsibilities
The Audit Committee is responsible for:
•assisting the Board in its oversight of the integrity of the Company’s financial statements;
•overseeing the Company’s compliance with legal and regulatory requirements;
•assessing the independent auditor’s qualifications and independence;
•overseeing the performance of the Company’s internal audit function and independent auditors;
•discussing with management the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled;
•discussing with management the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures;
•overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and the confidential, anonymous submission by our colleagues of concerns regarding questionable accounting or auditing matters; and
•reviewing cybersecurity and other risks relevant to the Company’s information system controls and security.
Certain responsibilities of our Audit Committee and its activities during 2021 are described in the Report of the Audit Committee in this proxy statement under the heading “Audit Committee report.”
2021 Highlights
•Received updates on calls received on the Company’s whistleblower hotline
•Received updates on cybersecurity
•Received updates on emerging markets
•Received an update on outstanding litigation and environmental matters and reviewed the appropriateness of related accruals
•Received updates on disclosures related to our acquisition of PPD, Inc.

Cybersecurity oversight
The Board recognizes the importance of maintaining the trust and confidence of our customers and colleagues. To more effectively prevent, detect and respond to information security threats, the Company has a dedicated Chief Information Security Officer whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. Both the Audit Committee and the full Board receive regular reports from the Chief Information Security Officer and the Chief Information Officer on, among other things, the Company’s cyber risks and threats, the status of projects to strengthen the Company’s information security systems, assessments of the Company’s security program and the emerging threat landscape.

To learn more about risks facing the Company, you can review the factors included in Part I, “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”). The risks described in the Form 10-K are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial based on the information known to the Company also may materially adversely affect the Company’s business, financial condition or results of operations in future periods.

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Compensation Committee

Dion J. Weisler (Chair) Members(1) Thomas J. Lynch(2) Jim P. Manzi Scott M. Sperling Meetings in 2021: 7 •All members are independent.
Principal Responsibilities
The Compensation Committee is responsible for:
•reviewing and approving compensation matters with respect to the Company’s Chief Executive Officer and its other officers;
•reviewing and recommending to the Board management succession plans;
•administering equity-based plans;
•overseeing the process for conducting annual risk assessments of the Company’s compensation policies, programs, and practices; and
•producing an annual report on executive compensation.
Certain responsibilities of our Compensation Committee and its activities during 2021 are described in this proxy statement under the heading “Compensation discussion and analysis.” The Compensation Committee also biennially reviews our director compensation, and makes recommendations on this topic to the Board as it deems appropriate, as described under the heading “Compensation of directors.”
Role of Consultant
The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of director, CEO or senior executive compensation. In 2021, the Committee in its sole discretion retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer does not provide any other services to the Company and the Compensation Committee has determined that Pearl Meyer’s work for the Compensation Committee does not raise any conflict of interest.
The consultant compiles information regarding the amounts, components and mix (short-term/ long-term; fixed/variable; cash/equity) of the executive and director compensation programs of the Company and its peer group (see page 43 of this proxy statement for further detail regarding the peer group), analyzes the relative performance of the Company and the peer group with respect to the financial metrics used in the programs, and provides advice to the Compensation Committee regarding the Company’s programs. The consultant also provides information regarding emerging trends and best practices in executive compensation and director compensation and input on the Company’s proxy disclosures. The Committee considers this information when making decisions about compensation levels and design.
The consultant retained by the Compensation Committee reports to the Compensation Committee Chair and has direct access to Committee members. The consultant periodically meets with members of the Committee either in person or virtually.
In addition, the Committee has access to data from other outside firms, such as market surveys and analyses, to stay informed of developments in the design of compensation packages generally and to understand the executive officer compensation programs of companies with whom we compete for executive talent to ensure our compensation program is in line with current marketplace standards.
2021 Highlights
•Reviewed compensation programs to ensure the design supports the talent needs of the Company by attracting the talent needed for both today and in the future
•Participated in numerous shareholder engagements
•Updated peer group to reflect the Company’s latest size and global operating complexity

(1) Ms. Keith will join the Compensation Committee, effective immediately following the 2022 Annual Meeting.
(2) Mr. Lynch will serve on the Compensation Committee until the 2022 Annual Meeting.

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Nominating and Corporate Governance Committee

Lars R. Sørensen (Chair) Members Nelson J. Chai C. Martin Harris R. Alexandra Keith Meetings in 2021: 5 •All members are independent.
Principal Responsibilities
The Nominating and Corporate Governance Committee is responsible for:
•identifying persons qualified to serve as members of the Board;
•recommending to the Board persons to be nominated by the Board for election as directors at the annual meeting of shareholders;
•recommending to the Board the directors to be appointed to each of its committees;
•overseeing the Company’s corporate responsibility and sustainability efforts and associated risks;
•developing and recommending to the Board a set of corporate governance guidelines; and
•overseeing the annual self-evaluation of the Board.
2021 and Early 2022 Highlights
•Evaluated potential candidates for future election to the Board and nominated Ruby R. Chandy for election
•Recommended changes to Board committee composition and Lead Director role
•Reviewed the Company’s corporate social responsibility progress, carbon reduction roadmap and key initiatives in depth during two of its meetings
•Oversaw the evaluation process for the Board and its committees, which consisted of an in-depth interview of each director by Mr. Sørensen
•Received an update on corporate governance trends and best practices
•Recommended an amendment to the bylaws to give shareholders the right to call a special meeting

Strategy and Finance Committee

Scott M. Sperling (Chair)(1) Members Marc N. Casper Tyler Jacks James C. Mullen Lars Sørensen Debora L. Spar(1)
Principal Responsibilities
The Strategy and Finance Committee is responsible for:
•overseeing the development of an annual strategic plan for the Company;
•reviewing significant strategic decisions; and
•overseeing certain of the Company’s material financial matters, including investments and acquisitions and divestitures that are material to the Company’s business.
2021 Highlights
•Approved an increase in the Company’s cash dividend to stockholders
•Replenished the share repurchase program
•Approved a new revolving credit facility

(1) Mr. Sperling will continue to serve as Chair of the Strategy and Finance Committee until the 2022 Annual Meeting. Dr. Spar will become the Strategy and Finance Committee Chair, effective immediately following the 2022 Annual Meeting.

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Science and Technology Committee

Tyler Jacks (Chair) Members Marc N. Casper C. Martin Harris
Principal Responsibilities
The Science and Technology Committee is responsible for:
•assisting the Board in staying abreast of new technologies, markets and applications for the Company’s products;
•overseeing the Company’s Scientific Advisory Board; and
•monitoring and evaluating trends in science and recommending to the Board emerging technologies for building the Company’s technological strength.
2021 Highlights
•Reviewed the composition of the Scientific Advisory Board
•Reviewed topics covered by the Scientific Advisory Board
•Received an update on the Company Bioethics Committee and key subject areas covered by it

Board practices, policies and processes
Annual evaluation process
Each year, our Board conducts a comprehensive self-evaluation in order to assess its own effectiveness and Board dynamics, and identify areas for enhancement. Our Board’s annual self-evaluation also is a key component of its director nomination process and succession planning.
The Nominating and Corporate Governance Committee (the “N&CG Committee”) reviews and determines the overall process, scope, and content of our Board’s annual self-evaluation process. Each of our Nominating and Corporate Governance, Compensation and Audit Committees also conducts a separate self-evaluation process annually which is led by the respective committee chair.
The following chart reflects the key components of the Board’s annual self-evaluation process. Additional information on the topics covered in the scope of the evaluation is included below.

Evaluation survey Form is sent by the N&CG Committee Chair to each board member to request feedback on various topics	One-on-one director discussions Individual calls with the N&CG Committee Chair held with each director to obtain candid feedback	Group discussion Discussion of evaluation led by the N&CG Committee Chair and summary of assessment is provided to Board	Feedback communicated and acted upon Feedback is provided to management by the N&CG Committee Chair on areas for improvement and changes are implemented

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Topics covered during the board self-evaluation
In 2021, the Board self-evaluation included a comprehensive assessment of the following topics, among others:

Board composition, performance, and materials
•Board and committee composition and performance, including mix of skills, experience, tenure, and background
•Identification of knowledge, background, and skill-sets that would be useful additions to the Board
•Board refreshment and succession planning
•Board materials and management reporting, including the quality of materials and Board member interactions with management

Structure and effectiveness
•Board and committee leadership, responsibilities, and effectiveness
•Committee structure and functioning, responsibilities, communication, and reporting from committees to the Board
•Effectiveness of meeting structure
•Board’s ability to operate and conduct its business successfully and efficiently via virtual meetings

Board responsibilities
•Knowledge of the Company
•Strategic planning, including the process, format, and materials for the Board’s strategy review sessions
•Talent management and succession planning for the CEO and other senior management, including diversity and inclusion
•Candor of communications with the CEO

Director attendance
The Board met 6 times during 2021. During 2021, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member. Members of the Board are expected to attend the annual meeting of shareholders. Last year, all of the then-serving directors attended the 2021 Annual Meeting of Shareholders.
Director orientation
We provide our new directors with comprehensive orientation to familiarize them with our business and strategic plans, significant financial, accounting and risk management issues, compliance programs and other controls, policies, principal officers and internal auditors, and our independent registered public accounting firm. The orientation also addresses Board procedures, our Corporate Governance Guidelines and our Board committees. Directors who will be serving as committee members receive orientation specific to the committee/s on which they will serve.
Corporate governance guidelines
The Board has adopted Corporate Governance Guidelines to assist the Board in exercising its duties and to best serve the interests of the Company and its shareholders. In addition, the Company has adopted a Code of Business Conduct and Ethics that encompasses the requirements of the rules and regulations of the SEC for a “code of ethics” applicable to principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. The Code of Business Conduct and Ethics applies to all of the Company’s officers, directors and employees. The Company intends to satisfy SEC and NYSE disclosure requirements regarding amendments to, or waivers of, the Code of Business Conduct and Ethics by posting such information on the Company’s website. We may also use our website to make certain disclosures required by the rules of the NYSE, including the following:
•the identity of the presiding director at meetings of non-management or independent directors;

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•the method for interested parties to communicate directly with the presiding director or with non-management or independent directors as a group;
•the identity of any member of the Company’s Audit Committee who also serves on the Audit Committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on the Company’s Audit Committee; and
•contributions by the Company to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.
We have long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and the practices of other public companies. As a result, we have adopted policies and procedures that we believe are in the best interests of the Company and our shareholders. In particular, we have adopted the following policies and procedures:
•Proxy Access. Our bylaws provide for proxy access, which permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of Thermo Fisher’s outstanding common stock continuously for at least three years, to nominate and include in our proxy materials qualifying director nominees constituting up to the greater of (i) 20% of the number of directors currently serving or (ii) two nominees.
•Declassified Board of Directors. Our bylaws provide that all of our directors will stand for election for a term expiring at the next annual meeting of shareholders.
•Majority Voting for Election of Directors. Our bylaws provide for a majority voting standard in uncontested director elections, so a nominee is elected to the Board if the votes “for” that director exceed the votes “against” (with abstentions and broker non-votes not counted as for or against the election). If a nominee does not receive more “for” votes than “against” votes, the director must offer his or her resignation, which the Board would then determine whether to accept and publicly disclose that determination.
•No Hedging or Pledging Policy. We prohibit all hedging and pledging transactions involving Company securities by our directors and officers.
•Special Meeting Right. Our bylaws provide our shareholders with the right to call a special meeting.
You can access the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics at www.thermofisher.com or by writing to:
Investor Relations Department
Thermo Fisher Scientific Inc.
168 Third Avenue
Waltham, MA 02451
Phone: 781-622-1111
Email: investorrelations@thermofisher.com
Related person transactions
Review, approval or ratification of transactions with related persons
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be directed to, for review by, one of the Audit, Nominating and Corporate Governance or Compensation Committees, as designated by the General Counsel. The reporting, review and approval will occur prior to entry into the transaction. If the General Counsel becomes aware of a transaction that has not been previously reviewed under the policy, the committee will review, and, in its discretion, may ratify the related person transaction. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

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•the related person’s interest in the related person transaction;
•the approximate dollar value of the amount involved in the related person transaction;
•the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in the ordinary course of our business;
•whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to the Company of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s and its shareholders’ best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.
The policy exempts from the definition of related person transactions those transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, as well as the following: interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company’s annual consolidated gross revenues.
The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.
Compensation of directors
Compensation philosophy
The general philosophy of our Board is that compensation for non-employee directors should be a mix of cash, payable quarterly, and equity-based compensation to reward them for a year of service in fulfilling their oversight responsibilities. The Company does not compensate our Chief Executive Officer for Board service in addition to his regular employee compensation.
Process of determining director compensation
Decisions regarding the non-employee director compensation program are approved by our full Board based on recommendations by the Compensation Committee. The Committee reviews the total compensation of our non-employee directors and each element of our director compensation program biennially. At the Committee’s direction, Pearl Meyer analyzes the competitive position of our director compensation program against the Peer Group used to benchmark executive compensation and examines how director compensation levels, practices and design features compare to members of the Peer Group.
Cash compensation
Each non-management director (except our Lead Director) receives an annual retainer of $125,000. Mr. Casper, as an employee of the Company, receives no additional compensation from the Company for service as a director or committee member. The chairpersons of each of the Audit, Compensation, Nominating and Corporate Governance, Strategy and Finance, and Science and Technology Committees of the Board receive additional compensation for their services in those positions. In May 2021, the Board approved an increase to the annual retainers for the chairperson of the Compensation Committee in the amount of $10,000, and for the chairpersons of the Nominating and Corporate Governance, Strategy and Finance, and Science and Technology Committees in the amount of $5,000. After giving effect to these increases, the

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chairperson of each of the Audit and Compensation Committees receives an additional annual retainer of $25,000, and the chairperson of each of the Nominating and Corporate Governance, Strategy and Finance, and Science and Technology Committees receives an additional annual retainer of $20,000.
Our Lead Director receives an annual retainer of $165,000. Payment of the annual retainer is made quarterly. Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.
Deferred compensation plan for directors
The Company maintains a deferred compensation plan for its non-management directors (the “Directors Deferred Compensation Plan”). Under the Directors Deferred Compensation Plan, a participant may elect to defer receipt of his or her annual retainer. Amounts deferred under the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock and, when payable under the plan, may only be paid in shares of Common Stock. Additional credits are made to a participant’s account for cash and stock dividends that he or she would have received had the participant been the owner of such Common Stock on the record dates for payment of such dividends. The Common Stock and cash credited to a participant’s account are paid to the participant within 60 days after the end of the fiscal year in which the participant ceases to serve as a director unless the participant makes a timely election to defer the distribution in accordance with the requirements of Section 409A of the Code. The participant does not have any actual ownership of the Common Stock until the Common Stock is distributed to the participant. As of December 31, 2021, a total of 276,354 shares of Common Stock were available for issuance under the Directors Deferred Compensation Plan, of which deferred units equal to 19,042 shares of Common Stock were accumulated.
Fisher Scientific International Inc. retirement plan for non-employee directors
Fisher Scientific International Inc. (“Fisher”) maintained a Retirement Plan for non-employee directors, pursuant to which a director who retired from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime and his or her spouse’s lifetime. The Company’s acquisition of Fisher (the “Fisher Merger”) resulted in a termination of service from the Fisher board for Mr. Sperling, which started the payout of benefits under the Retirement Plan. Mr. Sperling’s annual benefit is equal to 80% of his then director’s fee. Mr. Sperling receives $48,000 per year under this plan.
Stock-based compensation
Annual equity grants to non-management directors are made upon the recommendation of the Compensation Committee. In May 2021 each non-management director on the Board at that time received a grant valued at $200,144 consisting of 438 time-based restricted stock units of the Company, which vest on the earlier of the anniversary of the grant date or the Company’s next annual meeting of shareholders.
Matching charitable donation program
The Company has a matching charitable donation program for independent directors (“Matching Charitable Donation Program for Directors”), pursuant to which the Company matches donations made by a director to a charity selected by the director, up to $15,000 per director per year.
Stock ownership policy for directors
The Compensation Committee has established a stock ownership policy that directors of the Company hold shares of Common Stock equal in value to five times (5x) the annual cash retainer for directors. Directors have until five years from when they joined the Board to achieve this ownership level. For the purpose of this policy, a director’s election to receive shares of Common Stock in lieu of director retainers will be counted towards this target, as will time-based restricted stock units. All of our directors are either currently in compliance or intend to be in compliance with this policy within the applicable time limit.

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Director summary compensation table
The following table sets forth a summary of the compensation of the Company’s non-employee directors who served in 2021:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(2)		Total ($)
Nelson J. Chai	$150,000		$200,144	—	—	$490		$350,634
C. Martin Harris	$125,000		$200,144	—	—	$490		$325,634
Tyler Jacks	$143,132		$200,144	—	—	$490		$343,766
R. Alexandra Keith	$125,000	(3)	$200,144	—	—	$472	(4)	$325,616
Judy C. Lewent(5)	$52,308		$—	—	—	$919	(6)	$53,227
Thomas J. Lynch	$165,000		$200,144	—	—	$15,490	(7)	$380,634
Jim P. Manzi	$125,000		$200,144	—	—	$15,490	(7)	$340,634
James C. Mullen	$125,000		$200,144	—	—	$490		$325,634
Lars R. Sørensen	$143,132		$200,144	—	—	$490		$343,766
Debora L. Spar	$125,000		$200,144	—	—	$5,490	(8)	$330,634
Scott M. Sperling(9)	$137,527	(10)	$200,144	—	—	$32,245	(11)	$369,916
Dion J. Weisler	$146,264		$200,144	—	—	$2,340	(12)	$348,748
(1)These amounts represent the aggregate grant date fair value of stock awards granted to directors in 2021, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 6 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the directors for these awards during 2021. In May 2021, each non-management director on the Board at that time received a grant of 438 restricted stock units, having a grant date fair value of $200,144, all of which is included in the “stock awards” column.
No stock option awards were granted to any of our non-employee directors during their respective service periods in 2021 and no stock option awards were outstanding as of December 31, 2021.
(2)These amounts include $490 of dividends accrued in the form of dividend equivalents on restricted stock units held by each non-employee director, except for Ms. Keith, for whom the amount is $342 and Ms. Lewent, for whom the amount is $149.
(3)Represents compensation deferred and issued as 231 deferred stock units pursuant to the Directors Deferred Compensation Plan.
(4)Includes $130 of Company dividends accrued in the form of dividend equivalents in 2021 on deferred stock units held in the Directors Deferred Compensation Plan.
(5)Ms. Lewent retired from the Board on May 19, 2021.
(6)Includes $770 of Company dividends accrued in the form of dividend equivalents in 2021 on deferred stock units held in the Directors Deferred Compensation Plan.
(7)Includes matching Company contributions of $15,000 under the Matching Charitable Donation Program for Directors. (See “Compensation of directors - Matching charitable donation program” on page 31.)
(8)Includes matching Company contributions of $5,000 under the Matching Charitable Donation Program for Directors. (See “Compensation of directors - Matching charitable donation program” on page 31.)
(9)Does not include amounts paid to Mr. Sperling under the Fisher Retirement Plan for Non-Employee Directors because such amounts relate solely to Mr. Sperling’s service as a director of Fisher prior to the Fisher Merger.
(10)Represents compensation deferred and issued as 252 deferred stock units pursuant to the Directors Deferred Compensation Plan.
(11)Includes matching Company contributions of $15,000 under the Matching Charitable Donation Program for Directors and $16,755 of Company dividends accrued in the form of dividend equivalents in 2021 on deferred stock units held in the Directors Deferred Compensation Plan. (See “Compensation of directors - Matching charitable donation program” on page 31.)
(12)Includes $1,850 of Company dividends accrued in the form of dividend equivalents in 2021 on deferred stock units held in the Directors Deferred Compensation Plan.

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Sustainability
At Thermo Fisher, everything we do begins with our Mission - to enable our customers to make the world healthier, cleaner and safer. Our products, technologies and services benefit the environment and society globally, but creating a better world starts with the way we run our business. We take deliberate actions to address sustainability issues today in order to strengthen our business for tomorrow’s customers, colleagues and communities.
Corporate social responsibility
Our approach to Corporate Social Responsibility (“CSR”) is designed to enable a sustainable future for all stakeholders. We are committed to doing business the right way, and we focus our CSR approach on four key pillars that are aligned with our business model, strategy and values: Operations, Colleagues, Communities, and Environment.

Strategy and governance
Our CSR strategy is informed by robust stakeholder engagement and is actively refreshed to identify value creation opportunities and minimize risk. Board-level governance of CSR is held within our Nominating and Corporate Governance Committee, which oversees the Company’s responsibility, sustainability, and governance efforts and reports to the Board as appropriate. Our Company leadership team ensures that corporate social responsibility principles are engrained in our operating practices.
In 2021, we published a sustainable financing framework and issued our first sustainability bond, which will guide the financing of innovations fundamental to our business and the delivery of clear societal and environmental benefits. Strategic investments in technology, products, people and planet help to ensure sustainable growth and enable us to deliver long-term value and strong returns for our shareholders.
Operations

At Thermo Fisher, integrity is fundamental to all aspects of our business. We take measures to ensure strong global citizenship practices both internally and across our stakeholder relationships. We are committed to conducting our business ethically and in full compliance with our internal systems and the laws of the countries where we operate. And we do so with rigor around governance and ethics; quality management; environmental, health and safety regulations; and supply chain transparency.

$2 billion spend with diverse and/or small suppliers

We also leverage our Practical Process Improvement (“PPI”) Business System – our operational discipline – which focuses on improving processes, solving challenges and reducing inefficiencies. The PPI Business System is a key element for how we work smarter. It engages our colleagues to continuously improve productivity and the quality of our products and services, and, ultimately, to build customer allegiance.
Transparency
In line with our commitment to operational integrity, our annual CSR progress is aligned with leading reporting standards, and reflects our support for the United Nations (“UN”) Global Compact’s ten principles on human rights, labor, environment, and anti-corruption. In 2021, we expanded the scope of our CSR reporting by sharing the results of our materiality assessment, disclosing new metrics, voluntarily publishing our EEO-1 diversity data, and aligning to the following standards and frameworks: Global Reporting Initiative (“GRI”) Standards, UN Sustainable Development Goals (“SDGs”), Sustainability

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Accounting Standards Board (“SASB”), CDP (formerly Carbon Disclosure Project), and Task Force on Climate-Related Financial Disclosures (“TCFD”). To learn more, please download our latest CSR Report at www.thermofisher.com/CSR.
Colleagues

At Thermo Fisher, having highly engaged colleagues is critical to fulfilling our Mission. Our collaborative culture embraces diverse backgrounds to help our colleagues reach their full potential as one global team.
We value unique perspectives, empower our colleagues to improve our business and culture, and provide resources to allow our colleagues to reach their full potential. The employee experience is measured through our annual Employee Involvement Survey (“EIS”), which asks colleagues to provide feedback.

86% participation in EIS

Diversity and inclusion
Our commitment to diversity and inclusion (“D&I”) is engrained in our award-winning culture, and vital to the future success of our organization. It’s not just something we do, it’s who we are. Fostering a culture that values D&I, we consider gender and ethnic diversity as well as diversity of backgrounds, experiences and viewpoints. We collectively strive to create an inclusive culture where our colleagues feel they belong and are empowered to contribute, collaborate and innovate. When individual differences are welcomed and supported, we unlock the true value of diversity.
Our D&I strategy is embedded in every stage of the colleague experience – from recruiting and hiring to training, development and long-term career planning. We track the progress of our D&I objectives through a core set of metrics that are reviewed during routine business operating mechanisms and shared each month with leaders across the Company. This enables frequent, meaningful, data-driven discussions across our businesses and functions, and ensures we consistently prioritize areas where we have opportunities to improve. An extension of our commitment to accountability, we also enable our shareholders and other stakeholders to track our progress. In 2021, we began voluntarily disclosing additional global diversity and talent metrics as well as our U.S. EEO-1 information.
Talent development
Talent is the differentiator for a successful future. We want all colleagues to achieve their goals and career aspirations, and we see it as our responsibility to invest in their potential. By joining the world leader in serving science, our colleagues have a variety of opportunities to have an impact, chart meaningful career paths, take on stretch assignments and broadly expand their experiences to grow with us.
Leveraging decades of talent management success, we are committed to attracting, developing, retaining, and harnessing the abilities of our talented colleagues, enhancing their skills and knowledge to achieve current and future business objectives. We have defined a standard set of competencies for all Thermo Fisher colleagues to support their holistic development. Our competencies reflect our 4i Values and are integrated into each stage of the Company’s talent management lifecycle, so colleagues understand how to grow within the Company and our people leaders have a consistent framework for developing and managing talent.
To support this, we have instituted a range of tools, technologies and programs. Formal and self-paced training, networking opportunities, on-the-job development, strategic and data-driven talent management, coaching and mentoring accommodate diverse learning and work styles. Our leadership development and executive training also provides tailored offerings, including for critical development pipelines. The result is more personalized and inclusive learning experiences that build strong internal and external pipelines of talent.
Communities
At Thermo Fisher, we believe in strengthening the local communities where our colleagues live and work. Making a positive impact on society is central to the way we do business and is reflected in our enterprise-level goals.

We continue our efforts to advance racial equity and social justice. In 2021 we made a $25 million impact investment with minority-serving financial institutions that focus on Black communities and businesses. Supporting institutions that provide a bridge to empowering the historically disenfranchised, this investment is part of the Company’s broader commitment to addressing inequalities and strengthening communities through our business practices.

$25 million impact investment to advance racial equity

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STEM education

As an industry leader, we are committed to helping young people discover science, ensuring a continued interest in science, technology, engineering and mathematics (“STEM”) subjects for future generations. Our signature STEM education programs connect students and colleagues through hands-on and team-based activities that highlight our technologies, foster curiosity in STEM careers and demonstrate how our Company influences the world. To amplify our STEM impact, we continue to invest in and leverage our Foundation for Science, partnering with organizations that enable us to support and engage with groups underrepresented in STEM fields. As the world leader in serving science, one of our greatest opportunities is to help build a life sciences sector that more fully represents our diverse society.

100,000+ STEM students impacted

Global health equity

Our Company is also uniquely positioned to play a role in advancing global health equity. Joining forces with customers and communities, we leverage our capabilities to help remove obstacles to healthcare in line with our Mission and our commitment to serving science and society. With harmonized and equitable pricing, we have supported over 100 low- and middle-income countries and global health partners that otherwise lacked access to affordable diagnostic testing at scale.

100+ low- and middle-income countries supported through our COVID-19 response

Additionally, through our Foundation for Science, we provided philanthropic and in-kind product support to trusted non-profit partners and non-governmental organizations operating in Africa and the Asia-Pacific region, including a significant $10 million response to the April COVID-19 surge in India. In the U.S., the Just Project is our health equity initiative supporting historically Black colleges and universities. With more than $30 million in donated COVID-19 testing and lab infrastructure, this program serves students and school communities disproportionately impacted by the pandemic.
Involvement
Our strategy for community involvement relies on engagement at the local level where we can have the most meaningful impact with our non-profit partners. We foster volunteer-led Community Action Councils at our sites around the world, resourcing our colleagues so they may directly connect with their local communities to provide rewarding volunteer and philanthropic support. In 2021, active colleague volunteerism included a mix of in-person and virtual engagements continuing our tradition of giving back and making a difference for over 4,000 non-profit organizations worldwide.
Additionally, through our Employee Matching Gift Program, colleagues can double their impact through direct donations, group fundraisers, or participation in disaster relief campaigns. This program raised $5.1 million for charities most important to our colleagues. Additionally, the Company awarded $1.1 million in scholarships that benefited over 262 students.

107,000+ colleague volunteer hours contributed through engagement with our communities worldwide

Environment
At Thermo Fisher, our commitment to society and operating with integrity has long included a focus on environmental stewardship. While continually seeking new ways to innovate for our customers, we believe we have a responsibility to actively reduce our impact on the planet. We leverage our culture of continuous improvement, and pursue new opportunities to strengthen and accelerate our progress. Our approach extends beyond addressing just our direct impact on the environment and includes the development of partnerships and innovative solutions that enable our customers to meet their own sustainability goals.

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Climate

To better serve our customers and society overall, we continue to work toward reducing our carbon footprint. This includes making our facilities more energy efficient, increasing the use of renewable electricity and reducing waste in our operations.
By 2050, Net-zero emissions across Scopes 1, 2, & 3

In 2021, we made a commitment to achieve net-zero emissions by 2050. This long-term goal is inclusive of our Scope 3 value chain emissions and supports the Paris Agreement on climate change. In the meantime, we continue to progress toward our 2030 target to reduce Scope 1 and Scope 2 greenhouse gas emissions by 30% from 2018 levels. The expertise and empowerment of our colleagues - together with our PPI Business System - are key to our success in protecting the environment, driving innovation, and achieving our goals.
Responsible products
Every day, we enable our customers to make the world healthier, cleaner and safer. From product ideation to product end of life, we accelerate their discovery while innovating to provide solutions and product alternatives that are less hazardous, more energy efficient, create less waste or use sustainable packaging and shipping materials. Environmental stewardship is a force for innovation, and we regularly assess our new and existing product lines to identify more sustainable sourcing and production options. To support the customer purchasing process, we continue to expand our eco-labeling programs which transparently display the environmental impact of a product enabling customers to make informed decisions. We continually seek new ways to provide our customers with the means to achieve greater sustainability.
Public policy engagement and political participation
Engaging in public policy
We operate in a highly regulated and competitive industry. It is fundamental to our business, our colleagues, our customers, our communities and our shareholders that we engage globally on public policy issues that may affect our ability to meet customers’ needs, recruit and retain the best talent and enhance value for all our stakeholders. These issues include funding biomedical research; supporting healthcare and diagnostics innovation; protecting our competitiveness and global markets; ensuring patient access to care and therapies; tackling climate change; and supplying government regulators with the most advanced tools for keeping citizens safe. We regularly work with governments to create and maintain an environment where innovation is a priority, our customers are well supported and governments function and do not inhibit growth.
Thermo Fisher is also a member of several broad-based industry and trade groups, including the Business Roundtable, the National Association of Manufacturers, MedTech Europe, the U.S.-China Business Council, various American chambers of commerce globally, several state biotech trade associations, United for Medical Research, the Personalized Medicine Coalition, the Alliance for Regenerative Medicine, the Health Industry Distributors Association and the Institute of Clean Air Companies. These organizations, along with the others to which we belong, represent both our industry and the business community at large to bring about consensus on policy issues that can impact our business. Our support of these organizations is evaluated annually by the Company’s government relations leaders as we assess these organizations’ policy expertise and advocacy on Thermo Fisher’s issues. In addition to their positions on specific policy issues that relate to Thermo Fisher’s interests, these organizations may engage on a broad range of other issues that extend beyond the scope of issues of primary importance to Thermo Fisher. If concerns arise about a particular issue, we are able to voice our concerns, as appropriate, through our colleagues who serve on the boards and committees of these organizations. Thermo Fisher’s participation as a member of these organizations comes with the understanding that we may not always agree with the positions of the organization and/or its members.
Corporate political contributions
Thermo Fisher complies fully with all federal, state and local laws and reporting requirements governing corporate political contributions. We also request that trade associations receiving total payments of $25,000 or more from Thermo Fisher annually report the portion of Thermo Fisher dues and special assessments that were used for activities that are not deductible under section 162(e) of the Internal Revenue Code. Political contributions that use corporate funds are published annually in the Company’s Political Contributions report in compliance with Thermo Fisher’s Political Contributions Policy.

36	2022 Proxy Statement

Corporate Governance
Policies and procedures for approval and oversight of corporate and PAC political expenditures
The Thermo Fisher Scientific Political Action Committee (“PAC”) is a non-partisan employee-funded organization that provides opportunities for a legally-restricted group of employees to participate in the American political process. All corporate and PAC political spending decisions undergo a rigorous review process conducted by the Company’s Vice President, Global Government Relations & Public Affairs, the General Counsel, the Senior Vice President, Strategy and Corporate Development, and the Vice President and Chief Communications Officer. These executives ensure that contributions promote the interests of the Company and are not based on the political preferences or views of any individual colleague within Thermo Fisher.
The PAC looks for candidates who demonstrate integrity and intensity, support innovation and understand Thermo Fisher’s involvement in the policymaking process. The PAC considers factors including candidates’ views on issues relevant to our Company and Mission, committee assignments and the presence of Thermo Fisher colleagues in their districts.
Disclosure of lobbying activity
The Company’s government relations leaders are responsible for the Company’s global government relationships. All colleague communications with government and regulatory officials are governed by Thermo Fisher’s internal policies and procedures, which include guidelines published in our Code of Business Conduct and Ethics.
We file quarterly reports on our U.S. federal lobbying activity in compliance with the Lobbying Disclosure Act, the Honest Leadership and Open Government Act of 2007 and the Justice Against Corruption on KStreet Act of 2018. In addition to our federal lobbying activity, the amount we report also includes the amount spent on federal lobbying activity by trade associations of which Thermo Fisher is a member. These reports are available to the public at www.senate.gov under “Public Disclosure.”
With regard to Thermo Fisher’s state, municipal and international lobbying activity, we comply with local laws, registration and reporting requirements and other rules where we are active.

2022 Proxy Statement	37

Corporate Governance
Shareholder engagement
We are committed to an active and robust shareholder engagement program. We believe that understanding the perspectives of our shareholders is a key component of good corporate governance. The goals of our shareholder engagement program include:
•Providing visibility and transparency into our business, our financial and operational performance and our strategy;
•Determining which issues are important to our shareholders and sharing our views on those issues; and
•Discussing and seeking feedback on our business and our executive compensation and corporate governance policies and practices, and our sustainability initiatives.
We approach shareholder engagement as an integrated, year-round process involving our investor relations team, senior management and a member of the Board as appropriate and/or requested. This includes participation in investor conferences and other formal events and one-on-one meetings and conference calls throughout the year.
Throughout 2021 and into 2022 we engaged with shareholders representing over 50% of our outstanding shares to solicit their feedback on our business and financial performance, governance and executive compensation programs, and environmental and social matters. Members of our investor relations team and senior management participated in each discussion, with certain engagements including a member of our Board.
Communications from shareholders and other interested parties
The Company has a process in place for shareholders and other interested parties to send communications to the Board or any individual director or groups of directors, including the Chairman of the Board and the independent directors. Shareholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board or such individual director or group of directors care of the Company’s Corporate Secretary, Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451. The Corporate Secretary will relay all such communications to the Board, or individual director or group of directors, as the case may be.
Key topics discussed with shareholders
In the engagements with our shareholders during 2021 and early 2022, we gained valuable feedback on several issues and topics of mutual interest, including those listed below.

What We Learned from our Meetings with Shareholders

•Shareholders appreciated being engaged on governance in general and specifically on executive compensation policies and design, corporate governance issues and environmental and social issues.
•A strong majority of the institutional shareholders we spoke with expressed support for our executive compensation program and generally commented that they viewed it as aligned with performance and shareholder interests.
•Some stakeholders preferred we use a three-year performance metric in our long term incentive program, instead of the one-year performance metric we utilize, and have used in prior years.
•Shareholders understand our Mission and the role that our ESG practices play in that. They acknowledged our strong ESG practices.
•Shareholders were seeking additional information on our plans to increase diversity on our Board of Directors and on the organization’s diversity and inclusion initiatives overall.
•In order to increase transparency, some shareholders encouraged us to begin publishing our EEO-1 report, which includes a breakdown of the racial and gender diversity of our workforce.
•Some shareholders requested that we adopt a special meeting right for shareholders.

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Corporate Governance

Governance and Compensation Enhancements Informed by Shareholder Input

Our Board evaluates and reviews input from our shareholders in considering their independent oversight of management and our long-term strategy. As part of our commitment to constructive engagement with investors, we evaluate and respond to the views voiced by our shareholders. Our dialogue has led to enhancements in our corporate governance, ESG, and executive compensation activities, which our Board believes are in the best interest of the Company and our shareholders. For example, after considering input from shareholders and other stakeholders, we:
•Continued to enhance our shareholder engagement efforts to include a greater number of discussions regarding corporate governance, executive compensation and environmental and social issues, by increasing the number and frequency of meetings among management from our investor relations, governance and compensation and corporate social responsibility teams and shareholders to gather feedback on the Company’s ESG efforts.
•Elected Ruby R. Chandy to our Board of Directors.
•Amended our Bylaws to allow shareholders holding 15% of our outstanding shares of Common Stock with the right to call a special meeting.
•Beginning with our 2021 equity grants, included a 3-year performance period in our performance RSU program, in the form of a TSR modifier.
•In 2021, following our report submission to the U.S. Equal Employment Opportunity Commission, we disclosed our EEO-1 report on our website to provide additional transparency to our U.S. workforce demographics, and we plan to continue to do so on an annual basis.
•In early 2022, updated the mix of long-term incentive awards to increase the percentage of performance-based restricted stock unit awards to focus our executives on the long-term performance of the Company and further align their interests with the interests of shareholders.
•In early 2022, we also revised our equity award program so that new stock option awards have a term of 8 years rather than our prior practice of 7 years.

2022 Proxy Statement	39

Executive compensation

Proposal 2
Approval of an advisory vote on executive compensation

Your board of directors recommends a vote FOR approving the compensation of our Named Executive Officers.

Every year, we provide our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal is required by Section 14A of the Exchange Act.
Our “Compensation Discussion and Analysis,” starting below, describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the year ended December 31, 2021.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by, create or imply any change to the fiduciary duties of, or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.
At the Company’s 2021 Annual Meeting of Shareholders, our shareholders approved our say-on-pay with an 83% favorable advisory vote. Following the 2021 Annual Meeting our investor relations team, with participation from our CEO, CFO and a member of our Board in certain engagements, met with shareholders representing over 50% of our outstanding shares to ensure that we heard firsthand their perspectives and any concerns specifically related to our executive compensation programs. We value our shareholders’ input, and our goal is to continue to receive strong support for our compensation programs.
Our shareholders appreciated being engaged on the topic, and these meetings reinforced their support of our compensation programs. The meetings also served to consider perspectives on our executive compensation and corporate governance programs to better align certain aspects of those programs with our shareholders’ interests. Page 38 of this proxy statement provides detailed information on our shareholder engagement program, what we learned from our 2021 and early 2022 meetings with shareholders, and changes we made to our governance and compensation programs based on shareholder input.
Looking to the future, the Company is committed to maintaining ongoing communication with our major shareholders specifically focused on executive compensation, to ensure we continue to remain fully aware of shareholder expectations.
The Board recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

40	2022 Proxy Statement

Executive Compensation
Compensation discussion and analysis
Executive overview
The Compensation Discussion and Analysis describes our executive compensation program and reviews compensation decisions for our Named Executive Officers, which are our CEO, CFO and three other most highly compensated executive officers for 2021.
The compensation of our Named Executive Officers with respect to 2021 is explained in the following sections and the Summary Compensation Table that follows.
Named executive officers
Our NEOs are as follows:

Named Executive Officer	Title	Date of Appointment to Current Role	Tenure
Marc N. Casper	Chairman, President and Chief Executive Officer	October 2009	20 years
Stephen Williamson	Senior Vice President and Chief Financial Officer	August 2015	20 years
Mark P. Stevenson (1)	Former Executive Vice President and Chief Operating Officer	January 2022	30 years
Michel Lagarde (2)	Executive Vice President and Chief Operating Officer	January 2022	6 years
Gianluca Pettiti (3)	Executive Vice President	December 2021	16 years
(1) Mr. Stevenson served as Executive Vice President and Chief Operating Officer throughout 2021. Effective as of January 1, 2022, in connection with his planned retirement, Mr. Stevenson was appointed to the role of Retiring Executive Vice President and Chief Operating Officer. Following his retirement as an employee on March 18, 2022, Mr. Stevenson is providing ongoing services to the Company pursuant to a consulting agreement.
(2) Effective as of January 1, 2022, Mr. Lagarde was appointed to the role of Executive Vice President and Chief Operating Officer. Mr. Lagarde previously served as Executive Vice President.
(3) Effective as of December 27, 2021, Mr. Pettiti was appointed to the role of Executive Vice President. Mr. Pettiti previously served as Senior Vice President and President of the Company’s Specialty Diagnostics business.
Program overview
•Core elements of compensation comprise base salary, annual cash incentive and long-term incentives delivered in the form of time-based and performance-based restricted stock units and stock options.
•Performance measures include organic revenue growth, adjusted net income, adjusted EPS, free cash flow and other drivers of shareholder value creation of strategic significance.
Compensation philosophy and objectives
The primary objectives of our executive compensation program are to:
•attract and retain the best possible executive talent;
•promote the achievement of key strategic and financial performance;
•motivate long-term value creation; and
•align executive officers’ interests with those of our shareholders.
We achieve these objectives through the design of our programs, including:
•competitive positioning of pay versus our peers;
•delivery of a significant portion of pay in the form of variable, at-risk compensation;
•alignment of performance measures with our strategy;
•use of a combination of vehicles that collectively promote the achievement of business results, retention and sustainable long-term value creation; and
•use of stock ownership guidelines, a clawback policy, a stock holding requirement for our CEO, and other risk mitigation tools.

2022 Proxy Statement	41

Executive Compensation
2021 and early 2022 compensation efforts to reward colleagues
The Company has invested over $1 billion in our colleagues, excluding our NEOs, officers and other senior leaders, in recognition of the critical role that they played in meeting our customer and financial commitments during these extraordinary times. In 2021, these actions included awarding special “Pandemic Response Recognition Payments” based on a percentage of base pay in March, July, and October, and granting a stock option award to colleagues at certain organizational levels. In recognition of their extraordinary contributions to the Company’s continued delivery of exceptional performance, in March 2022 we also made a one-time payment equivalent to two weeks of base pay to our colleagues globally.
Executive compensation decision-making process
Compensation oversight
The Compensation Committee (“Committee”), chaired by Dion J. Weisler and comprised of four independent directors, is responsible for discharging the Board’s responsibilities relating to compensation of our executive officers, including the Chief Executive Officer.
The Committee has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. This includes reviewing and approving the compensation of the Named Executive Officers, approving performance goals, reviewing the achievement of performance goals at year end, stock plan administration and management succession.
Additionally, the Committee strongly supported the recognition awards made to our colleagues worldwide, who were critical to the Company’s success as we navigated the pandemic.
Key duties and activities
The Compensation Committee undertakes a number of activities each year. The primary areas of focus are discussed in more detail below.

Q1
•Review of executive bonus pool
•Review Company and NEO performance and approve year-end compensation (annual bonus and equity programs)
•Approve annual equity incentive program performance metric selection for current year
•Approve officer cash compensation (base salary) and target bonus for current year
•Proxy statement review
•Conduct annual risk assessment on our global compensation programs and policies
Q2 •Review proxy advisory firms’ analyses of current proxy statement •Discuss investor outreach regarding executive compensation •Propose director equity grants for current year

Q4 •Committee self-evaluation •Committee charter review •Equity program and pool review •Consider shareholder feedback from outreach discussions
Q3
•Management talent and succession plan review and discussion
•Confirmation of compensation peer group
•Engagement of independent compensation consultant
•Review results of executive competitive assessment
•Confirmation of executive compensation philosophy/review of potential changes

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Executive Compensation
Annual compensation review
Typically, during the first quarter of each calendar year, the Compensation Committee conducts an annual compensation review. As part of this review, the Committee reviews information provided by Pearl Meyer and recommendations presented by the Chief Executive Officer with respect to annual salary increases, bonuses and annual equity awards for the other executive officers.
In reaching decisions, the Committee applies its judgment to determine and set the appropriate mix and level of compensation for the executive officers. A range of perspectives is taken into account, including the peer group information provided by Pearl Meyer, Company and business unit performance, individual performance, prevailing market trends, feedback from shareholders and the views of both the Chief Executive Officer and the other non-employee directors of the Board. The Committee will then approve any changes to base salary, bonus opportunities, and equity grant sizes and mix. As a final step, the Committee considers each element of pay in isolation and collectively, to ensure that in combination the overall total compensation is aligned with the Company’s compensation philosophy.
For 2021, the Committee concluded that all elements of compensation – both in isolation and in combination – were aligned to our strategic market positioning. The Committee will continue to review this on an annual basis to ensure compensation remains market competitive and aligned with the Company’s compensation philosophy.
Target setting
We set rigorous annual goals based on Company and industry outlooks for the year, historical and projected growth rates for the Company and its peers, and performance expectations from analysts. The annual incentive plan is aligned with the Company’s annual operating plan and is designed so that target payout requires achievement of a high degree of business performance without encouraging excessive risk-taking. The Company’s annual operating and three-year strategic plans serve as the basis of the annual earnings guidance we communicate to investors. The annual operating plan builds on the prior year’s results and is based on the anticipated business environment.
The Compensation Committee followed the process described above when establishing our 2021 performance targets. Consistent with prior years, our 2021 targets considered analyst expectations and competitors’ publicly disclosed projected performance.
Compensation peer group
The Compensation Committee reviews the companies that are included in the compensation peer group (“the Peer Group”), which is used as a reference point to review and set executive compensation. In determining appropriate companies for inclusion in the Peer Group, the Committee considers a number of factors, including revenue and market capitalization as a means to assess size relative to the Company.
Prior to July 8, 2021, the Company’s Peer Group consisted of the companies set forth below, which is unchanged from the prior year (“2021 Peer Group”):

2021 Peer Group (Prior to July 2021)
•3M Company •Abbott Laboratories •AbbVie Inc. •Amgen Inc. •Becton Dickinson and Company	•Biogen Inc. •Bristol-Myers Squibb Company •Cigna Corporation •Danaher Corporation	•Eaton Corporation plc •Eli Lilly and Company •Gilead Sciences Inc. •Honeywell International Inc.	•Medtronic plc •Merck & Co., Inc. •Pfizer, Inc. •Texas Instruments Incorporated

In July 2021, the Committee undertook a comprehensive review of the 2021 Peer Group. Given the significant revenue, market capitalization and employment growth the Company experienced in both 2020 and 2021, the Committee determined it was appropriate to update the composition of the Peer Group to reflect the Company’s latest size and global operating complexity. Two companies, Eaton Corporation plc and Biogen Inc., were assessed to fall outside one or more of the defined size parameters and were removed from the Peer Group. Four companies, Cisco Systems, Inc., Johnson & Johnson, NIKE, Inc. and The Procter & Gamble Company, were added to the Peer Group in July 2021, reflecting their relevance from a size, business, and executive talent standpoint. This resulted in the following Peer Group effective as of July 8, 2021 (“2022 Peer Group”):

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Executive Compensation

2022 Peer Group (as of July 2021)
•3M Company •Abbott Laboratories •AbbVie Inc. •Amgen Inc. •Becton Dickinson and Company	•Bristol-Myers Squibb Company •Cigna Corporation •Cisco Systems, Inc. •Danaher Corporation •Eli Lilly and Company	•Gilead Sciences Inc. •Honeywell International Inc. •Johnson & Johnson •Medtronic plc •Merck & Co., Inc.	•NIKE, Inc. •Pfizer, Inc. •The Procter & Gamble Company •Texas Instruments Incorporated

The following chart illustrates the Company’s size compared to the 2022 Peer Group median of revenues, market capitalization and number of employees, using data provided to the Compensation Committee by Pearl Meyer. The 2022 Peer Group companies ranged from 0.4x to 4.5x of Thermo Fisher’s revenue and 0.4x to 2.5x of our market capitalization.
Thermo Fisher positioning relative to 2022 peer group
The Committee validated with Pearl Meyer that the resulting 2022 Peer Group was reasonable and appropriate for the purpose of gathering references and insights into compensation practices in the market. The Committee will keep the Peer Group under periodic review, with an eye to stability, appropriateness from a size standpoint and continued relevance with respect to business operations.
As discussed in this proxy statement, references to the Peer Group refer to the 2021 Peer Group for all compensation decisions made before July 8, 2021 and refer to the 2022 Peer Group for all compensation decisions made after July 8, 2021.
Strategic pay positioning
The Committee considers compensation data based on practices in the Peer Group when reviewing executive compensation for the Named Executive Officers. While this reference is just one consideration in the decision-making process, the Committee has established guidelines around the strategic positioning of pay within a range that is deemed to be market competitive.

Base Salary	median
Target Total Cash(1)	median
Target Direct Compensation(2)	median
Target Compensation(3)	median
(1)Base salary and target annual incentive
(2)Base salary, target annual incentive and target long-term incentive (“LTI”)
(3)Base salary, target annual incentive, target LTI, change in pension value and nonqualified deferred compensation earnings, and all other compensation
Naturally, the individual positioning of pay will still vary as the Committee takes into account a range of factors (e.g. tenure, experience, performance, scope of role) when determining pay levels.
Managing compensation risk
The Committee believes that the Company’s executive compensation program supports the executive compensation objectives described in this report, without encouraging management to take unreasonable risk with respect to our business. The Committee has reviewed the Company’s key compensation policies and practices and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company. In particular, the following features are noted as having a positive impact in managing compensation risk.

44	2022 Proxy Statement

Executive Compensation

Support long-term view and sustainability of Company
•Equity compensation in the form of stock options and restricted stock units
•Stock ownership requirement
•Stock holding requirement on 50% of shares delivered upon vesting applied to all CEO time- and performance-based restricted stock units

Ability to take action to affect current and recoup prior compensation	•Full Committee discretion to reduce awards and payouts under our annual incentive plan and stock incentive plans to zero for certain conduct detrimental to the Company •Clawback policy
Committee Oversight	•Annual risk assessment •Assessment considers program design and payouts
Clawback policy
We have the right to claw back incentive-based compensation to the extent it was awarded in the prior three years on the achievement of financial results subject to an accounting restatement that should have resulted in the executive receiving a lower amount of compensation had our financial results been properly reported.
Our equity award agreements also provide for the recoupment of all or part of any proceeds received upon the sale of vested awards in the prior 12 months, if there is a breach by the executive of the award agreement or any non-competition, non-solicitation, confidentiality or similar covenant or agreement with us.
Equity agreements for grants made from 2020 onwards also provide for the recoupment of all or part of any proceeds received upon the sale of vested awards in the prior 12 months, in the case of a termination of any executive for cause or a breach by an executive of his or her fiduciary duty to the Company.
Our metrics and their alignment with Company strategy
The metrics we use to determine executive compensation are designed to capture the main drivers of shareholder value: maximizing revenue, reducing operating expenses, controlling other costs, maintaining process discipline and sound execution, maintaining the trust and confidence of the investor community, and building a strong foundation for long-term sustainable performance.
The performance measures that we use in our annual incentive plan (a cash-based annual incentive) and our performance-based long-term incentives reflect the alignment of our plans to our Company strategy.
In addition, our commitment to strong corporate social responsibility and sustainability is demonstrated by the incorporation of ESG measures into our annual incentive plan. Consistent with prior years, we continued to tie compensation outcomes with non-financial measures, including our focus on customer allegiance, concentrating on customer satisfaction, and our emphasis on being an employer of choice and on diversity, which encompasses diversity, inclusion, environmental, sustainability and safety measures, as further described in “2021 compensation decisions and outcomes – Annual cash incentives” on page 49.

Measure	Why It Matters
Financial
Organic revenue
•Reflects top line financial performance, which is a strong indicator of our long-term ability to drive shareholder value
•Allows comparison of financial results to both acquisitive and non-acquisitive peer companies
•Prevalent, industry-relevant measure of growth

Adjusted net income
•Reflects achievement of our strategic goals by encouraging efficient operations and resource allocations, in order to maximize earnings relative to the revenue environment
•Ensures all colleagues can contribute to profitability of the Company

Adjusted earnings per share (“adjusted EPS”)	•Prevalent, industry-relevant measure of delivery of shareholder value •Metric is closely followed by shareholders, analysts and investors

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Executive Compensation

Measure	Why It Matters
Free cash flow	•Reflects quality of earnings and cash flows that may be reinvested in our businesses, used to make acquisitions, or returned to shareholders in the form of dividends and/or share repurchases
Total Shareholder Return
•Offers clear alignment between the interests of management and shareholders
•Summary indicator of long-term performance
•Relative (as opposed to absolute) nature of goals accounts for macroeconomic factors impacting the broader market

Non-Financial
Customer allegiance	•Strong indicator of our long-term ability to drive shareholder value
Employer of choice/diversity	•Ensuring the Company remains focused on attracting and retaining high potential colleagues and enhancing workforce diversity is important to ensure our ability to execute our goals
Positioning for future revenue growth	•Strong indicator of our long-term ability to drive shareholder value by effectively meeting the needs of our customers in all of the end markets that we serve
Positioning for future margin expansion	•Drives strong future profitability
Effectively execute capital deployment strategy	•Properly managing the strategic use of capital through acquisitions, dividends, share repurchases and debt repayment is of paramount importance to the Company’s long-term financial health
Financial performance measure definitions
The Committee selected the financial measures described below, as opposed to financial measures computed under GAAP, because this is consistent with how the Company communicates performance to investors, and as such, how management measures and forecasts the Company’s performance. The use of adjusted measures enables investors and management to compare the Company’s performance to the market on a like-for-like basis, which is particularly important given the varying degrees of acquisition across peer companies.

Performance Measure	Definition
Organic revenue	Reported revenue adjusted for the impact of acquisitions and divestitures and for foreign currency changes
Adjusted net income
Earnings before certain charges/credits to cost of revenues and selling, general and administrative expenses, principally associated with acquisition-related activities; restructuring and other costs/income including costs arising from facility consolidations such as severance and abandoned lease expense and gains and losses from the sale of real estate and product lines; amortization of acquisition-related intangible assets; other gains and losses that are either isolated or cannot be expected to occur again with any predictability; tax provisions/benefits related to the previous items and the impact of significant tax audits or events; and equity in earnings/losses of unconsolidated entities

Adjusted EPS	Adjusted net income per diluted share
Free cash flow	Operating cash flow less net capital expenditures

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Executive Compensation
Components of our compensation program

Element	Purpose	Key Features
Base salary	Provide competitive, fixed compensation to attract and retain the best possible executive talent
•Cash-based
•Reviewed annually; changes generally effective March/April
•Reference market median for all NEOs
•Takes account of level of responsibility, time in role, individual performance and the ability to replace the individual

Annual cash incentive bonus	Align executive compensation with our corporate strategies and business objectives; promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals
•Cash-based
•Reference market median for all NEOs for target total cash (base salary plus target annual incentive)
•Maximum opportunity 2-times target*
•Based on performance goals tied to organic revenue growth, adjusted net income, free cash flow, and a selection of strategic measures

Long-term incentives	Align executive compensation with our corporate strategies and business objectives; motivate the Company’s officers to create sustainable long-term value for our shareholders and achieve other business objectives; encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of our shareholders
•Equity-based
•Granted in a combination of
–Performance-based restricted stock units;
–Time-based restricted stock units; and
–Time-based stock options
•Reference market median for all NEOs for target direct compensation (target total cash plus the grant date value of long-term incentives)
•Based on performance goals tied to organic revenue growth, adjusted EPS, and TSR (performance-based restricted stock units)
•Legacy award of performance-based stock options, subject to five-year relative TSR performance over three periods spanning 2017 - 2023

* In exceptional circumstances our Compensation Committee has discretion to exceed the maximum payout in our annual incentive plan.
Mix of our Named Executive Officers’ 2021 target and actual compensation
The Compensation Committee annually reviews the mix of our core elements of compensation relative to the market. The majority of our Named Executive Officers’ target 2021 compensation is at-risk and variable, with the mix well aligned to practices in our peer companies. The results of the 2021 analysis and actual results are shown below.
CEO
Target

Peer Group Median

Actual 2021

■ Base Salary	■ Bonus	■ Equity

2022 Proxy Statement	47

Executive Compensation
Other NEOs (Aggregate)
Target

Peer Group Median

Actual 2021

■ Base Salary	■ Bonus	■ Equity
In addition to the core elements of our executive compensation program, our executive officers are eligible to participate in additional benefits programs, to ensure that their total compensation is market competitive and that it enables them to effectively discharge their duties. See page 55 for full details of those programs.
While defined benefit pension plans and SERPs continue to be preferred by many peer companies, the Company does not offer these plans (outside of legacy arrangements from acquired companies), electing to rely upon stock-based long-term incentives as the primary individual capital accumulation vehicle. The Company’s contributions toward executive retirement are limited to a matching contribution of 6% of eligible earnings (salary and annual incentive compensation), a benefit prevalent at peer group companies as well, with varying company match percentages.
2021 compensation decisions and outcomes
Base salary
Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our colleagues, including our executive officers. Decisions regarding individual positioning take into account the relative size and scope of the role, time in role, current salary and the Company’s ability to replace the individual serving in the role, as well as the most relevant external market reference.
In February 2021, the Compensation Committee considered the market data collected by Pearl Meyer in combination with the factors listed above. As a result of this review, in February 2021 the Committee approved increases to base salaries ranging from 5.0% - 10.3% for our Named Executive Officers.

Named Executive Officer	2020 Base Salary	2021 Base Salary (Effective April 05, 2021)	Increase
Marc N. Casper	$1,550,000	$1,650,000	6.5%
Stephen Williamson	$900,000	$945,000	5.0%
Mark P. Stevenson	$1,090,000	$1,145,000	5.0%
Michel Lagarde(1)	$925,000	$971,000	5.0%
Gianluca Pettiti(2)	$566,500	$625,000	10.3%
(1) In connection with his promotion to Executive Vice President and Chief Operating Officer of the Company, Mr. Lagarde received a base salary increase effective January 1, 2022 to $1,050,000.
(2) In connection with his promotion to Executive Vice President of the Company, Mr. Pettiti received a base salary increase effective December 27, 2021 to $750,000.
Increases principally reflected tenure, strong individual performance and retention. The base salary increases provided to Messrs. Casper, Williamson, Stevenson and Lagarde are reflective of prevailing market merit and performance increase practices. The base salary increase provided to Mr. Pettiti in April was to reflect performance and to increase his relative positioning to comparable internal executive roles. The base salary increases provided to Messrs. Pettiti and Lagarde in December 2021 and January 2022, respectively, reflect their respective promotions into roles of increased responsibility.

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Executive Compensation
Annual cash incentive
Each year the Compensation Committee establishes a target incentive cash award, defined as a percentage of base salary, for each officer of the Company, including executive officers. The amount actually awarded can range from 0 to 200% of target, depending primarily on the financial and non-financial performance of the Company. In truly exceptional circumstances, the Compensation Committee has in the past exercised its discretion to arrive at a higher performance factor with regard to the Company’s non-financial performance element, and therefore a higher total blended performance factor. In fiscal year 2021, the Compensation Committee did not exercise this discretionary authority. Amounts are subject to adjustment based on the Committee’s subjective evaluation of an officer’s contributions towards the achievement of those results, and where relevant, the performance of individual businesses under an executive officer’s control.
In setting performance goals, the Committee generally establishes standards such that the target payout (100% of target bonus) represents attractive financial performance within our industry and can be achieved with strong execution; payouts above 150% of this target require outstanding performance. For the financial measures, the Company’s actual performance was measured relative to the Company’s internal operating goals for 2021 set at the beginning of the year.
In addition, to better balance annual incentive determinations across financial and non-financial strategic considerations, the Committee also assesses non-financial performance across five identified areas of strategic importance. Quantitative and qualitative corporate performance goals are pre-established in five categories, and the Compensation Committee evaluates achievement of the goals at year-end and determines the degree to which each defined goal was exceeded, met, or not achieved. These non-financial performance goals are established, and overall achievement of the non-financial performance element of our annual cash incentive program is assessed, by reference to our overall goal to deliver on our commitments to all stakeholders and advance our position as the world leader in serving science, which we believe creates value for our shareholders and benefits our colleagues, customers, and communities.
The weighting of the financial and non-financial measures and performance targets for 2021 were:
2021 Annual Incentive Performance Measures

Financial	•Organic revenue growth (35%) •Adjusted net income (30%) •Free cash flow (5%)
Non-financial
Overall goal: Deliver on our commitments to all stakeholders and advance our position as the world leader in serving science
•Customer allegiance
•Positioning the Company for accelerated revenue growth and margin expansion
•Employer of choice and workforce diversity
•Capital deployment strategy

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Executive Compensation
2021 Performance achievements

Financial Performance Score: 193%

Organic Revenue Growth (35%)

•Given the economic climate that existed at the time the goals were set due to the potential recessionary and other financial impacts of the pandemic, the threshold level of performance required was 1.6%, below which no payout is earned
•For each 1.0% of organic revenue growth above the threshold, the payout increased proportionately by 25 percentage points to 7.6% organic revenue growth
•To reflect the additional investment and effort required, for exceptional growth between 7.6% and 8.6%, the payout increased proportionately by 25 percentage points for each 0.5% increase in organic revenue growth up to a maximum opportunity of 200%
•Actual organic revenue growth for the year was 16.8%, resulting in an earned factor of 200% for this element

Adjusted Net Income (30%) *

•The threshold level of performance required was $7,531 million, below which no payout is earned
•For each additional $194 million of adjusted net income above the threshold, the payout increased proportionately by 25 percentage points to adjusted net income of $8,309 million
•For each additional $138 million of adjusted net income between $8,309 million and $8,586 million, the payout increased proportionately by 25 percentage points and for each $42 million of adjusted net income above $8,586 million, the payout increased proportionately by 25 percentage points up to a maximum opportunity of 200%
•Actual adjusted net income for the year was $9,978 million, resulting in an earned factor of 200% for this element

Free Cash Flow (5%) *

•The threshold level of performance required was $6,250 million, below which no payout is earned
•For free cash flow between $6,250 million and $7,000 million, a payout of 100% is achieved, with a maximum payout of 200% achieved for free cash flow at or above $7,000 million
•Actual free cash flow for the year was $6,809 million, resulting in an earned factor of 100% for this element

Achievement Earned on Financial Performance Element

Based on the weighted average of the organic revenue, adjusted net income and free cash flow payouts noted above, the Committee concluded an overall achievement of 193% of target was earned for the financial performance element.

*Adjusted net income and free cash flow are financial measures that are not prepared in accordance with GAAP. Appendix A to this proxy statement defines these non-GAAP financial measures and reconciles them to the most directly comparable historical GAAP financial measures.

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Executive Compensation

Non-Financial Performance Score: 200%

The Committee assesses performance in our five identified areas of strategic importance, taking account of the Company’s overall Mission and goal to deliver on our commitments to all stakeholders and advance our position as the world leader in serving science.

Customer Allegiance

Key areas of focus •Improve Customer Allegiance Score (“CAS”) vs. 2020 •Continue to progress eBusiness and digital science road maps	Key achievements •Good progress with our eBusiness and digital science road maps

Positioning the Company for Accelerated Revenue Growth

Key areas of focus
•Sustain our leadership in enabling our customers’ COVID-19 response activity through our testing, bioproduction and pharma services solutions
•Generate significant impact and sustained value from our COVID-19 investments
•Execute capacity expansion programs
•Improve impact from innovation
•Continue to strengthen competitive position in China and emerging markets

Key achievements
•Delivered over $9B in response revenue, including approximately $2B from vaccines and therapies, and 14% organic growth in the base business
•Progress on investments enabled us to raise our long-term core organic growth outlook to 7-9%
•Another year of high-impact innovation
•Delivered just under 20% organic growth in China

Positioning the Company to Drive Margin Expansion over Mid-Term

Key area of focus •Maintain the impact of the PPI Business System •Execute projects to leverage Company scale to reduce infrastructure cost
Key achievements
•PPI Business System drove strong productivity and minimized the impact of global supply chain disruptions on the Company
•Service, digital customer support and shared service projects progressing well

Employer of Choice/Diversity

Key areas of focus
•Continue to focus on the safety of our colleagues
•Deepen culture of diversity, involvement and inclusion
•Build on momentum to support our communities through colleague involvement and STEM education
•Make progress on our greenhouse gas emission reduction goals
•Continue to improve leadership diversity
•Drive personal ownership of ethics, quality, safety and regulatory compliance and cybersecurity

Key achievements
•Maintained focus on colleague safety throughout the pandemic including extensive rollout of colleague testing
•Continued to build a more diverse management and leadership team
•Mobilized philanthropic efforts to support COVID-19 response in India
•Committed to net zero greenhouse gas emissions by 2050 and progressed our carbon emission plans

Effectively Execute Capital Deployment Strategy

Key areas of focus •Successfully integrate completed acquisitions •Maintain strong pipeline of M&A targets	Key achievements •Invested $24B in ten transactions •PPD performed well in 2021 and the integration is progressing well •Maintained very strong M&A pipeline throughout the year

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Executive Compensation

Achievement Earned on Non-Financial Performance

The Committee determined that as a result of the key achievements noted above, we meaningfully delivered on our commitments to all stakeholders and significantly advanced our position as the world leader in serving science, and therefore concluded an overall achievement of 200% of target was earned for the non-financial performance element.

Overall Achievement
After weighing the earned factors for the financial and non-financial performance described above, the Committee concluded that a calculated payout of 195% was earned.

How We Arrived at the 195% Overall Performance Score

Performance Measure	Weight	Payout	Weighted Average
Organic Revenue Growth	35%	200%	70%
Adjusted Net Income	30%	200%	60%
Free Cash Flow	5%	100%	5%
Subtotal Financial	70%	193%	135%
Non-financial	30%	200%	60%
Total	100%		195%
	Performance score: 195%
Additional performance considerations
The Committee elected this year to grant Messrs. Casper, Williamson, Stevenson and Lagarde, as corporate officers, 195% of target. Mr. Pettiti was awarded 195% of target bonus to reflect his contributions to the Company as a business leader, taking into account the performance of the business which he managed in 2021. The following payouts were earned:

Named Executive Officer	2021 Target(1) (% of Base Salary)	2021 Target Award	2021 Approved Award	2021 Payout (% of Target)
Marc N. Casper	200%	$3,248,495	$6,334,565	195%
Stephen Williamson	110%	$1,026,753	$2,002,168	195%
Mark P. Stevenson	115%	$1,300,461	$2,535,900	195%
Michel Lagarde(2)	110%	$1,055,070	$2,057,386	195%
Gianluca Pettiti(3)	80%	$491,372	$958,176	195%
(1) The target bonus opportunity for Mr. Pettiti increased by five percentage points for 2021 to increase his relative positioning to comparable internal executive roles; opportunities for the other Named Executive Officers were unchanged.
(2) In connection with his promotion to Executive Vice President and Chief Operating Officer of the Company, Mr. Lagarde received a target bonus opportunity increase effective January 1, 2022 to 115% of salary.
(3) In connection with his promotion to Executive Vice President of the Company, Mr. Pettiti received a target bonus opportunity increase effective December 27, 2021 to 100% of salary.
Long-term incentives
The objectives of our long-term equity incentive program are to provide a strong link to delivering long-term sustainable performance, create an ownership culture and facilitate executive retention through opportunities tied to the appreciation of our stock price over time, while delivering superior performance in accordance with our Mission. This provides a clear alignment of interests between our executives and our shareholders.
We achieve this by granting our executive officers equity through a combination of vehicles, each serving a different objective.

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Target Award Value by Award Type

•Stock options incentivize long-term sustainable value creation
•Time-based restricted stock units promote executive retention while aligning executives’ interests with those of our shareholders
•Performance-based restricted stock units enable the Committee to reward executives for performance in areas of long-term strategic importance for the Company and our shareholders

In February 2022, we updated the mix of long-term incentive awards made to our executives to increase (i) the percentage of performance-based restricted stock unit awards awarded from 35% to 40% and (ii) the percentage of stock options from 30% to 40%, and to decrease the percentage of time-based restricted stock units from 35% to 20%. We believe that weighting this mix more heavily towards performance-based awards will serve to further enhance alignment of the interests of our executives with the interests of our shareholders. In addition, in early 2022 we revised our equity award program so that new stock option awards have a term of eight years rather than our prior practice of seven years.
Key design features

Stock Options	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units
•Four year ratable vesting (one quarter per annum) •Exercise price equal to closing price on date grant approved
•Three-and-a-half year ratable vesting (15%, 25%, 30% and 30% after 6, 18, 30 and 42 months, respectively)
•Dividends accrued (in form of dividend equivalents) and paid only on vested awards
•CEO awards subject to a two-year holding requirement on 50% of shares delivered upon vesting

•Three-year ratable vesting (one third per annum)
•Beginning in 2021, performance measured over one year, subject to a long-term, three-year performance adjustment based on relative TSR
•No vesting if minimum performance not met
•Dividends accrue (in form of dividend equivalents, only after performance conditions are met) and paid only on vested awards
•CEO awards subject to a two-year holding requirement on 50% of shares delivered upon vesting

The Compensation Committee approves awards in late February, such that target award values reflect our publicly released earnings for the just-completed year. The target values and actual award values as of the grant date in February 2021 are reflected in the table below. The difference between the approved target value and the actual grant date value reflects the variation between the 20-day average stock price and minor differences in the other option pricing variables used to approve the awards and the methodology used for accounting purposes.

		Grant Date Accounting Value of 2021 Award
Named Executive Officer	Target 2021 LTI Award Value	Stock Options	Time-Based Restricted Stock Units	Performance-Based Restricted Stock Units	Total 2021 LTI Award Value
Marc N. Casper	$13,201,254	$4,090,719	$4,221,052	$4,239,791	$12,551,562
Stephen Williamson	$4,000,117	$1,226,715	$1,284,668	$1,290,375	$3,801,758
Mark P. Stevenson	$5,750,710	$1,790,003	$1,835,240	$1,843,391	$5,468,634
Michel Lagarde(1)	$5,000,386	$1,559,681	$1,594,365	$1,601,446	$4,755,492
Gianluca Pettiti(2)	$3,900,525	$1,172,880	$1,250,257	$1,255,811	$3,678,948
(1) In connection with his promotion to Executive Vice President and Chief Operating Officer of the Company, Mr. Lagarde was awarded stock options with a grant date accounting value of $1,981,510 on November 1, 2021.

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Executive Compensation
(2) In connection with his promotion to Executive Vice President of the Company, Mr. Pettiti was awarded stock options with a grant date accounting value of $1,321,056 on November 1, 2021.
Performance-based restricted stock units
Awards of performance-based restricted stock units are made subject to performance conditions of strategic importance to the Company and our shareholders:
•Organic revenue growth;
•Adjusted EPS; and
•Relative TSR.
Organic revenue growth, which also features under our annual incentive plan for 2021, is of particular importance as it directly reflects our ability to deliver on our strategic priorities. While certain shareholders have expressed a preference that we use the metric in only one plan, we have elected to continue to utilize organic revenue growth in both plans based on feedback from investors around its criticality in driving shareholder value creation.
In respect of organic revenue growth and adjusted EPS, performance is measured over the fiscal year in which the award is made. The performance conditions and level of payout that apply to awards made in February 2021 are structured in a matrix, meaning that strong performance is required in respect of both elements to earn an above target payout.
The weighting of the financial measures and performance targets for 2021 were:

	Organic Revenue Growth (50%)(1)	Adjusted Earnings Per Share (50%)(1)
Threshold (0% payout on each measure)	Less than 2.6%	Less than $19.43
Baseline (50% payout on each measure)	5.6%	$20.90
Maximum (87.5% payout on each measure)	8.1% and above	$21.70 and above
Actual Results	16.8%	$25.13
Payout Factor	175%
(1)There are a variety of payout scenarios for financial results between the threshold and maximum levels. The Compensation Committee had discretion to revise the performance targets above through September 23, 2021 should the global operating environment have been markedly different than anticipated on the date of grant. In fiscal year 2021, the Compensation Committee did not exercise this discretionary authority.
Payouts under the program are step-wise, based on standalone organic revenue growth in equal proportion to adjusted earnings per share, with no graduated payout at intermediate points. The plan was designed to provide some level of upside opportunity, but full downside risk. One-third of the total number of units earned vested on February 23, 2022, and the same number of restricted units will vest on both the first anniversary and the second anniversary of this vesting date (subject to adjustment, as discussed below) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

Overall Achievement
Actual organic revenue growth for the year was 16.8% and actual adjusted EPS for the year was $25.13, resulting in a payout of 175%.

In response to shareholder feedback, in early 2021 the Committee added a three-year performance metric to the awards in the form of a TSR modifier, such that at the end of the three-year performance period beginning on January 1, 2021 and ending on December 31, 2023, the Company’s three-year TSR for the performance period will be measured against the 2020 TSR Peer Group (as defined below), and the number of performance-based restricted stock units distributed on the final vesting date in 2024 will be subject to adjustment based on the Company’s relative performance, as shown below.

3-Year TSR Performance	Adjustment to 2024 Distribution	Impact on Total Earned Shares
Top Quartile (75th percentile or greater)	+30%	+10%
2nd Quartile (50th - 74th percentile)	+15%	+5%
3rd Quartile (25th - 49th percentile)	-15%	-5%
Bottom Quartile (24th percentile or below)	-30%	-10%

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Executive Compensation
TSR long-term incentive awards
2020 TSR Award
In September 2020 the Compensation Committee approved a performance-based stock option program for senior leaders, including our executive officers.
To earn a payout, the Company needs to deliver exceptional, sustained performance against some of the higher-performing companies in the S&P 500, which have a median TSR exceeding the S&P 500, and are shown in the 2020 TSR Peer Group below.
2020 TSR Peer Group

•3M Company •Abbott Laboratories •AbbVie Inc. •Amgen Inc. •AstraZeneca plc •Automatic Data Processing, Inc. •Becton, Dickinson and Company •Biogen Inc. •Boston Scientific Corp. •Bristol-Myers Squibb Company
•Cigna Corporation
•Cisco Systems, Inc.
•CSX Corporation
•Danaher Corporation
•Eaton Corporation plc
•Eli Lily and Company
•Gilead Sciences Inc.
•Honeywell International Inc.
•Illinois Tool Works Inc.
•Johnson & Johnson

•Medtronic, Inc.
•Merck & Co., Inc.
•Merck KGaA
•NIKE, Inc.
•Pfizer, Inc.
•Stryker Corporation
•Texas Instruments Incorporated
•The Boeing Company
•The PNC Financial Services Group, Inc.
•Thermo Fisher Scientific Inc.

Relative TSR is measured over three overlapping periods, each five years in length. Thermo Fisher’s relative performance will determine the ultimate number of performance-based stock options that cliff vest in March 2024. If Thermo Fisher TSR ranks in the top ten companies (i.e. top third) (i) in one period, 33% of the award will vest, (ii) in two periods, 67% of the award will vest, and (iii) in three periods, 100% of the award will vest.
The results for each 5-Year performance period under the plan will be calculated when the performance period is complete. For the first 5-year performance period under the plan, Thermo Fisher ranked among the top ten TSRs of the 2020 TSR Peer Group and met the performance requirement.

Achievement To Date
Based on performance to date, 33% of the 2020 TSR award has been earned and will vest in 2024.
Other compensation
Executive benefits
We maintain broad-based benefits that are provided to all colleagues, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other eligible colleagues.

Benefit	Key Features
401(k) Plan
•Tax qualified retirement savings plan for U.S.-based colleagues
•Contributions matched 1:1 up to the first 6% of compensation deferred
•2021 cap on matching contributions of 6% of $290,000
•Contributions are fully vested on contribution
•Matching contributions for colleagues vest after two years of employment

Deferred Compensation Plan
•Available to executive officers and certain other highly-compensated colleagues
•Participants can defer receipt of up to 50% of annual salary and/or bonus until either employment ceases or a future date prior to termination
•Contributions matched 1:1 on the first 6% of pay that is deferred over the 401(k) limit

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Executive Compensation

Benefit	Key Features
Perquisites
•Supplemental long-term disability insurance
•Supplemental life insurance
•Executive health services
•Financial planning services (except for the CEO)
•A $3 million term life insurance policy for the CEO
•Limited non-business use of the corporate aircraft, up to an annual incremental cost to the Company of $150,000* (treated as taxable income in accordance with the IRS regulations) for the CEO and, in certain situations, to other pre-approved senior officers of the Company
•Security services, including home security systems, monitoring and additional personal security services for the CEO
•No tax gross-ups are provided on any perquisites

Severance and change in control benefits	•NEOs are entitled to specified benefits on termination in certain circumstances •‘Double trigger’ change in control agreements •No tax gross-ups
* Given safety concerns associated with commercial air travel in light of the COVID-19 pandemic, the Compensation Committee increased the allowance for 2020, 2021 and 2022 to $225,000.
Other items
Stock ownership guidelines
The Committee has adopted stock ownership guidelines that require our executive officers to hold shares of the Company’s stock with a value equal to a specified multiple of their base salary (six times (6x) base salary for our Chief Executive Officer, and three times (3x) base salary for our other executive officers). These guidelines help ensure that our executives build and maintain a long-term ownership stake in the Company, which aligns their financial interests with those of the Company’s shareholders.
Executives have five years from the date of their appointment to attain the ownership levels. For purposes of the guidelines, the value of an executive’s stock ownership includes all shares of the Company’s Common Stock owned by the executive outright and the value of unvested time-based restricted stock units. All of our Named Executive Officers are in compliance with this policy.
Stock holding requirement for CEO
In addition to stock ownership guidelines, the Committee approved additional stock holding requirements for the Chief Executive Officer, reflecting the particular accountability of his role. All time- or performance-based restricted stock units awarded to Mr. Casper are subject to a requirement that at least 50% of the net shares delivered upon vesting be held for at least two years. This provides further alignment with the sustainable long-term performance of the Company.
Anti-hedging and anti-pledging policies
The Company’s Insider Trading Policy (the “Insider Trading Policy”) addresses hedging, pledging and other transactions which might give the appearance of impropriety. Under the Insider Trading Policy, officers and directors of the Company are prohibited from engaging in any of the following types of transactions:
•short sales of Company securities
•purchases or sales of puts or calls
•transactions involving financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities
•borrowing against Company securities held in a margin account or pledging Company securities as collateral for a loan.
Employees who are not insiders or officers are generally permitted to engage in transactions designed to hedge or offset market risk.
Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.

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Deductibility of executive compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid in any one year to each of certain of the company’s current and former executive officers. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, tax legislation signed into law on December 31, 2017 eliminated the performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid in any one year to each of the specified officers that is not covered by the transition rules will not be deductible by us.
Equity grant practices
We typically make an initial equity award to newly-hired executives and to newly-promoted executives to reflect their new responsibilities, and award annual equity grants in late February as part of our overall compensation program.
All equity grants to our officers are approved by the Compensation Committee. Equity grants for newly-hired or promoted non-officer employees are determined and approved by the Employee Equity Committee, which currently consists of Mr. Casper, and cannot exceed 25,000 shares per employee without Compensation Committee approval.
Vesting normally ceases upon termination of employment, except for acceleration upon qualifying retirements, death, disability, and in the case of certain terminations for Mr. Casper (see page 66). Stock option exercise rights normally cease for officers other than Mr. Casper shortly after termination, except in the cases of death, disability and qualifying retirement. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Prior to the issuance of shares after vesting of restricted stock units (which represent a right in the future to receive shares), the holder has no right to transfer or vote the underlying shares.
Accounting considerations
Accounting considerations also play an important role in the design of our executive compensation programs and policies. ASC 718 requires us to expense the cost of stock-based compensation awards. We consider the relative impact in terms of accounting cost in addition to other factors such as shareholder dilution, retentive impact, and motivational impact when selecting long-term equity incentive instruments.
Compensation Committee report
The members of the Company’s Compensation Committee hereby state:
We have reviewed and discussed the Compensation Discussion & Analysis contained in this proxy statement with management, and based on such review and discussions, we have recommended to the Company’s Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.
Compensation Committee

By:	Dion J. Weisler (Chair) Thomas J. Lynch Jim P. Manzi Scott M. Sperling

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Executive Compensation
Executive compensation tables
Summary compensation table
The following table summarizes compensation for services to the Company earned during the last three fiscal years (where applicable) by the Company’s Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Marc N. Casper Chairman, President and Chief Executive Officer	2021	$1,624,247	$8,460,843	$4,090,719	$6,334,565	$—	$723,984	$21,234,358
	2020	$1,550,000	$8,050,380	$8,232,516	$7,750,000	$—	$807,177	$26,390,073
	2019	$1,538,631	$8,788,054	$3,969,338	$4,154,303	$—	$572,819	$19,023,145
Stephen Williamson Senior Vice President and Chief Financial Officer	2021	$933,411	$2,575,043	$1,226,715	$2,002,168	$—	$214,989	$6,952,326
	2020	$855,191	$2,616,374	$2,879,280	$2,475,000	$—	$230,561	$9,056,406
	2019	$690,723	$2,362,108	$1,094,702	$932,476	$—	$116,136	$5,196,145
Mark P. Stevenson Former Executive Vice President and Chief Operating Officer	2021	$1,130,836	$3,678,631	$1,790,003	$2,535,900	$—	$263,986	$9,399,356
	2020	$1,081,038	$3,545,264	$3,499,892	$3,447,128	$634,804	$320,180	$12,528,306
	2019	$1,041,814	$3,962,244	$1,778,542	$1,547,093	$889,054	$190,609	$9,409,356
Michel Lagarde Executive Vice President and Chief Operating Officer	2021	$959,153	$3,195,811	$3,541,191	$2,057,386	$—	$230,365	$9,983,906
	2020	$908,197	$2,740,226	$3,199,592	$2,543,750	$—	$35,486	$9,427,251
	2019	$782,329	$2,423,534	$1,297,706	$1,375,000	$—	$127,292	$6,005,861
Gianluca Pettiti(7) Executive Vice President	2021	$611,647	$2,506,068	$2,493,936	$958,176	$—	$36,057	$6,605,884
(1)Reflects salary earned for the year, though a portion of such salary may have been paid early in the subsequent year.
(2)These amounts represent the aggregate grant date fair value of restricted stock unit awards made during 2021, 2020 and 2019, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 6 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC. For performance-based restricted stock unit awards made in February 2021, these amounts reflect the grant date fair value of such awards at the time of grant based upon the probable outcome (earning 100% of target) at the time of grant. The value of the performance-based restricted stock unit awards at the grant date in February 2021 assuming that the highest level of performance conditions was achieved was $7,419,635, $2,258,156, $3,225,934, $2,802,531 and $2,197,670 for Messrs. Casper, Williamson, Stevenson, Lagarde and Pettiti, respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the Named Executive Officer for awards made during 2021, 2020 and 2019.
(3)These amounts represent the aggregate grant date fair value of stock option awards made during 2021, 2020 and 2019, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 6 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC. The amounts reflected in this column do not represent the actual amounts paid to or realized by the Named Executive Officer for awards made during 2021, 2020 and 2019.
(4)Reflects compensation earned for the year but paid early in the subsequent year.
(5)These amounts represent the actuarial increase (if any) in the present value of Mr. Stevenson’s benefits under the Applera Corporation Supplemental Executive Retirement Plan (the “SERP”) during the year. Mr. Stevenson’s SERP balance decreased by $227,692 in 2021. As the SERP was a plan maintained by Life Technologies prior to the Company’s 2014 acquisition of Life Technologies (the “Life Technologies Acquisition”), and was frozen prior to the acquisition, only Mr. Stevenson (a former employee of Life Technologies) participates in the SERP.
(6)The amounts presented in this column are detailed in the table below and include (a) matching contributions made on behalf of the Named Executive Officers by the Company pursuant to the Company’s 401(k) Plan, (b) premiums paid by the Company with respect to long-term disability insurance for the benefit of the Named Executive Officers, (c) matching contributions made on behalf of the Named Executive Officers by the Company pursuant to the Company’s Non-Qualified Deferred Compensation Plan, (d) dividends accrued in the form of dividend equivalents on restricted stock units, (e) financial planning services, (f) premiums paid by the Company with respect to supplemental group term life insurance, (g) access to executive health services, and (h) with respect to Mr. Casper, premiums paid by the

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Company for a term life insurance policy for the benefit of Mr. Casper and personal security services, and with regard to Messrs. Casper and Lagarde, the incremental cost to the Company of their respective non-business use of Company aircraft. As described on page 56, Mr. Casper is permitted to use the aircraft for limited non-business purposes. Mr. Lagarde’s one-time non-business use of the aircraft was pre-approved during 2021 in accordance with our corporate aircraft usage policy. The incremental cost to the Company during 2021 for non-business use represents the direct variable costs incurred due to usage of the Company aircraft including fuel, crew trip expense, crew meals, catering, landing fees, hangar/parking costs and other miscellaneous expenses. Since the aircraft is used primarily for business travel, the Company does not include in the calculation fixed costs which remain constant, such as pilots’ salaries, the acquisition costs of the aircraft, and the cost of maintenance not related to personal trips. Mr. Casper’s annual allowance for personal use of the Company aircraft is typically limited to $150,000 in incremental cost to the Company; however, given safety concerns associated with commercial air travel in light of the COVID-19 pandemic, the Compensation Committee increased the allowance for 2020, 2021 and 2022 to $225,000.

Name	Matching 401(k) Contributions	Long-term Disability Insurance Premiums	Matching Deferred Compensation Plan Contributions	Dividend Equivalents	Financial Planning Services	Term Life Insurance Policy	Personal Security Services	Personal Aircraft Usage	Other	Total All Other Compensation
Marc N. Casper	$17,400	$2,513	$460,059	$55,262	$—	$11,875	$8,443	$168,432	$—	$723,984
Stephen Williamson	$17,400	$2,843	$158,703	$16,592	$15,000	$—	$—	$—	$4,451	$214,989
Mark P. Stevenson	$17,400	$4,037	$202,565	$24,528	$15,000	$—	$—	$—	$456	$263,986
Michel Lagarde	$17,400	$3,001	$163,560	$17,347	$—	$—	$—	$28,601	$456	$230,365
Gianluca Pettiti	$17,400	$2,724	$—	$10,998	$4,521	$—	$—	$—	$414	$36,057
(7)Mr. Pettiti became an executive officer of the Company on December 27, 2021.
Grants of plan-based awards for 2021*

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(4)	All Other Option Awards: Number of Securities Underlying Options(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date(1)	Threshold ($)	Target ($)(2)	Maximum ($)	Threshold(3)	Target(3)	Maximum(3)
Marc N. Casper	2/23/2021	—	$3,248,495	$6,496,990
	2/23/2021				—	9,200	16,100				$4,239,791
	2/23/2021							9,200			$4,221,052
	2/23/2021								40,850	$458.81	$4,090,719
Stephen Williamson	2/23/2021	—	$1,026,753	$2,053,506
	2/23/2021				—	2,800	4,900				$1,290,375
	2/23/2021							2,800			$1,284,668
	2/23/2021								12,250	$458.81	$1,226,715
Mark P. Stevenson	2/23/2021	—	$1,300,461	$2,600,922
	2/23/2021				—	4,000	7,000				$1,843,391
	2/23/2021							4,000			$1,835,240
	2/23/2021								17,875	$458.81	$1,790,003
Michel Lagarde	2/23/2021	—	$1,055,070	$2,110,140
	2/23/2021				—	3,475	6,081				$1,601,446
	2/23/2021							3,475			$1,594,365
	2/23/2021								15,575	$458.81	$1,559,681
	11/1/2021								13,366	$635.10	$1,981,510
Gianluca Pettiti	2/23/2021	—	$491,372	$982,744
	2/23/2021				—	2,725	4,769				$1,255,811
	2/23/2021							2,725			$1,250,257
	2/23/2021								12,000	$458.81	$1,172,880
	11/1/2021								8,911	$635.10	$1,321,056
*    All equity awards made during 2021 were granted under the Company’s 2013 Stock Incentive Plan.
(1)For stock option awards made on November 1, 2021, the award was approved by the Compensation Committee on September 22, 2021.
(2)Target awards are based on a percentage of the Named Executive Officer’s salary (see “Compensation discussion and analysis - Annual cash incentive” on page 49 and “Compensation discussion and analysis - Additional performance considerations” on page 52).

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Executive Compensation
(3)Represents the threshold, target and maximum number of achievable shares pursuant to a performance-based restricted stock unit award granted on February 23, 2021 (see “Compensation discussion and analysis — Long-term incentives” on page 52).
(4)Represents a time-based restricted stock unit award which vests over a three-and-a half year period, according to our standard schedule. (See “Compensation discussion and analysis — Long-term incentives” on page 52.)
(5)Options vest in equal annual installments over a four-year period. (See “Compensation discussion and analysis — Long-term incentives” on page 52.)
(6)These amounts represent the aggregate grant date fair value of stock option and restricted stock unit awards made during 2021, calculated in accordance with the Company’s financial reporting practices. For performance-based restricted stock unit awards, these amounts reflect the grant date fair value of such awards based upon the probable outcome (earning 100% of target) at the time of grant. For information on the valuation assumptions with respect to these awards, refer to note 6 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2021, as filed with the SEC. The amounts reflected in this column do not represent the actual amounts paid to or realized by the Named Executive Officer for these awards during 2021.
Outstanding equity awards at 2021 fiscal year-end

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) @ $667.24*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Marc N. Casper	128,100	—		—		$129.77	2/24/2023	—		—	—		—
	126,400	—		—		$157.68	2/28/2024	—		—	—		—
	116,300	—		—		$190.59	9/7/2024	—		—	—		—
	64,387	21,463	(2)	—		$210.68	2/27/2025	—		—	—		—
	35,625	35,625	(3)	—		$253.99	2/26/2026	—		—	—		—
	13,637	40,913	(4)	—		$309.63	2/25/2027	—		—	—		—
	—	—		53,730	(5)	$418.32	9/9/2027	—		—	—		—
	—	40,850	(6)	—		$458.81	2/23/2028	—		—	—		—
	—	—		—		—	—	5,190	(7)	$3,462,976	—		—
	—	—		—		—	—	9,400	(8)	$6,272,056	—		—
	—	—		—		—	—	7,800	(9)	$5,204,472	—		—
	—	—		—		—	—	15,167	(10)	$10,120,029	—		—
	—	—		—		—	—	7,820	(11)	$5,217,817	—		—
	—	—		—		—	—	—		—	16,100	(12)	$10,742,564	(13)
Stephen Williamson	27,300	—		—		$157.68	2/28/2024	—		—	—		—
	29,100	—		—		$190.59	9/7/2024	—		—	—		—
	16,443	5,482	(2)	—		$210.68	2/27/2025	—		—	—		—
	9,825	9,825	(3)	—		$253.99	2/26/2026	—		—	—		—
	4,325	12,975	(4)	—		$309.63	2/25/2027	—		—	—		—
	—	—		20,000	(5)	$418.32	9/9/2027	—		—	—		—
	—	12,250	(6)	—		$458.81	2/23/2028	—		—	—		—
	—	—		—		—	—	1,396	(7)	$931,467	—		—
	—	—		—		—	—	2,526	(8)	$1,685,448	—		—
	—	—		—		—	—	2,536	(9)	$1,692,121	—		—
	—	—		—		—	—	4,930	(10)	$3,289,493	—		—
	—	—		—		—	—	2,380	(11)	$1,588,031	—		—
	—	—		—		—	—	—		—	4,900	(12)	$3,269,476	(13)

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	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) @ $667.24*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark P. Stevenson	72,700	—		—		$190.59	9/7/2024	—		—	—		—
	29,175	9,725	(2)	—		$210.68	2/27/2025	—		—	—		—
	15,962	15,963	(3)	—		$253.99	2/26/2026	—		—	—		—
	5,787	17,363	(4)	—		$309.63	2/25/2027	—		—	—		—
	—	—		22,870	(5)	$418.32	9/9/2027	—		—	—		—
	—	17,875	(6)	—		$458.81	2/23/2028	—		—	—		—
	—	—		—		—	—	2,340	(7)	$1,561,342	—		—
	—	—		—		—	—	4,238	(8)	$2,827,763	—		—
	—	—		—		—	—	3,436	(9)	$2,292,637	—		—
	—	—		—		—	—	6,680	(10)	$4,457,163	—		—
	—	—		—		—	—	3,400	(11)	$2,268,616	—		—
	—	—		—		—	—	—		—	7,000	(12)	$4,670,680	(13)
Michel Lagarde	142,637	—		—		$105.17	7/20/2026	—		—	—		—
	22,046	—		—		$132.66	3/23/2027	—		—	—		—
	14,900	—		—		$190.59	9/7/2024	—		—	—		—
	5,925	1,975	(2)	—		$210.68	2/27/2025	—		—	—		—
	9,275	9,275	(3)	—		$253.99	2/26/2026	—		—	—		—
	2,250	2,250	(14)	—		$294.02	9/5/2026	—		—	—		—
	4,568	13,707	(4)	—		$309.63	2/25/2027	—		—	—		—
	—	—		22,870	(5)	$418.32	9/9/2027	—		—	—		—
	—	15,575	(6)	—		$458.81	2/23/2028	—		—	—		—
	—	13,366	(15)	—		$635.10	11/1/2028	—		—	—		—
	—	—		—		—	—	1,276	(7)	$851,398	—		—
	—	—		—		—	—	2,310	(8)	$1,541,324	—		—
	—	—		—		—	—	540	(16)	$360,310	—		—
	—	—		—		—	—	2,656	(9)	$1,772,189	—		—
	—	—		—		—	—	5,163	(10)	$3,444,960	—		—
	—	—		—		—	—	2,954	(11)	$1,971,027	—		—
	—	—		—		—	—	—		—	6,081	(12)	$4,057,486	(13)
Gianluca Pettiti	2,100	2,875	(2)	—		$210.68	2/27/2025	—		—	—		—
	—	3,725	(3)	—		$253.99	2/26/2026	—		—	—		—
	1,125	1,125	(14)	—		$294.02	9/5/2026	—		—	—		—
	2,800	8,400	(4)	—		$309.63	2/25/2027	—		—	—		—
	—	—		14,300	(5)	$418.32	9/9/2027	—		—	—		—
	967	2,903	(17)	—		$514.76	11/5/2027	—		—	—		—
	—	12,000	(6)	—		$458.81	2/23/2028	—		—	—		—
	—	8,911	(15)	—		$635.10	11/1/2028	—		—	—		—
	—	—		—		—	—	540	(7)	$360,310	—		—
	—	—		—		—	—	978	(8)	$652,561	—		—
	—	—		—		—	—	271	(16)	$180,822	—		—
	—	—		—		—	—	1,560	(9)	$1,040,894	—		—
	—	—		—		—	—	3,034	(10)	$2,024,406	—		—
	—	—		—		—	—	687	(18)	$458,394	—		—
	—	—		—		—	—	2,317	(11)	$1,545,995	—		—
	—	—		—		—	—	—		—	4,769	(12)	$3,182,068	(13)

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*    Calculated based on $667.24, the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2021.
(1)Unexercisable stock options and unvested restricted stock units vest as described in the footnotes below and under certain circumstances described under the heading “Potential termination payments.” Unexercisable stock options and unvested restricted stock units also vest upon certain other events such as death, disability, or qualifying retirement.
(2)Represents the balance of a stock option granted on February 27, 2018, which vested February 27, 2022.
(3)Represents the balance of a stock option granted on February 26, 2019, one-half of which vested on February 26, 2022 and the remainder of which vests on February 26, 2023, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).
(4)Represents the balance of a stock option granted on February 25, 2020, one-third of which vested on February 25, 2022 and the remainder of which vests in equal installments on February 25, 2023 and February 25, 2024, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).
(5)Represents the maximum number of stock options that may be earned pursuant to a performance-based stock option award which vests, if at all, in part or in whole, in one installment on March 9, 2024. (See “Compensation Discussion and Analysis — TSR Long-Term Incentive Award” on page 55.)
(6)Represents a stock option granted on February 23, 2021, one-quarter of which vested on February 23, 2022 and the remainder of which vests in equal annual installments on February 23, 2023, February 23, 2024 and February 23, 2025, so long as the executive officer continues to provide services to the Company on each such date (subject to certain exceptions).
(7)Represents the balance of a time-based restricted stock unit award granted on February 26, 2019, which vests on August 26, 2022, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).
(8)Represents the balance of a performance-based restricted stock unit award granted on February 26, 2019, which vested on February 25, 2022.
(9)Represents the balance of a time-based restricted stock unit award granted on February 25, 2020, which vests 50% on each of August 25, 2022 and August 25, 2023, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).
(10)Represents the balance of a performance-based restricted stock unit award granted on February 25, 2020, one-half of which vested on February 23, 2022, and the remainder of which vests on February 23, 2023, so long as the executive officer is employed by the Company on such date (subject to certain exceptions).
(11)Represents the balance of a time-based restricted stock unit award granted on February 23, 2021, which vests 29.4% on August 23, 2022, and 35.3% on each of August 23, 2023 and August 23, 2024, so long as the executive officer continues to provide services to the Company on each such date (subject to certain exceptions).
(12)Represents the maximum number of achievable shares that may be earned pursuant to a performance-based restricted stock unit award granted on February 23, 2021. (See “Compensation Discussion and Analysis — Long-Term Incentives” on page 52.)
(13)Represents the maximum payout of a performance-based restricted stock unit award granted on February 23, 2021 at $667.24, the Company’s closing stock price on December 31, 2021.
(14)Represents the balance of a stock option granted on September 5, 2019, which vests in equal annual installments on September 5, 2022 and September 5, 2023, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).
(15)Represents a stock option granted on November 1, 2021, which vests in equal annual installments on November 1, 2022, November 1, 2023, November 1, 2024 and November 1, 2025, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).
(16)Represents the balance of a time-based restricted stock unit award granted on September 5, 2019, one-half of which vested on March 5, 2022, and the remainder of which vests on March 5, 2023, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).
(17)Represents the balance of a stock option granted on November 5, 2020, which vests in equal annual installments on November 5, 2022, November 5, 2023 and November 5, 2024, so long as Mr. Pettiti is employed by the Company on each such date (subject to certain exceptions).
(18)Represents the balance of a time-based restricted stock unit award granted on November 5, 2020, which vests 29.4% on May 5, 2022, and 35.3% on each of May 5, 2023 and May 5, 2024, so long as Mr. Pettiti is employed by the Company on each such date (subject to certain exceptions).

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Option exercises and stock vested during 2021
The following table reports information regarding stock option exercises and the vesting of stock awards during 2021 by the Named Executive Officers. No stock appreciation rights were exercised or were outstanding during 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(2)
Marc N. Casper	—	$—	43,587	$21,250,906
Stephen Williamson	22,550	$11,462,706	12,279	$5,989,004
Mark P. Stevenson	107,700	$46,745,280	19,633	$9,570,414
Michel Lagarde	50,700	$14,122,744	12,092	$5,818,251
Gianluca Pettiti	5,426	$2,204,834	6,093	$2,990,370
(1)The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise.
(2)The amounts shown in this column represent the number of shares vesting multiplied by the market price on the date of vesting.
Pension benefits
Prior to the Life Technologies Acquisition, Life Technologies maintained the Applera Corporation Supplemental Executive Retirement Plan (the “SERP”), a U.S. non-tax-qualified pension plan for select executives. The SERP provides a monthly pension payable at age 65 equal to 50% of final five-year average monthly pay, consisting of base salary and incentive plan compensation, as of the date that benefit accruals under the SERP were frozen, prorated for less than 15 years of service. Benefit accruals under the SERP were frozen as of January 1, 2010.
The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers under the SERP. As the SERP was a plan maintained by Life Technologies prior to the Life Technologies Acquisition, and was frozen prior to the acquisition, only Mr. Stevenson (a former employee of Life Technologies) participates in the SERP.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Marc N. Casper	—	—		—		—
Stephen Williamson	—	—		—		—
Mark P. Stevenson	Applera Corporation Supplemental Executive Retirement Plan	5	(1)	$4,079,749	(2)	—
Michel Lagarde	—	—		—		—
Gianluca Pettiti	—	—		—		—
(1)Represents 2.3333 of actual years of service with Applera Corporation; the balance of the years of credited service was accelerated per the terms of the SERP upon the merger of Invitrogen and Applied Biosystems (f/k/a Applera Corporation) in November 2008.
(2)Represents the actuarial present value of accumulated benefit as of December 31, 2021 under the SERP, based on assumptions of a 2.65% discount rate and a retirement age of 65.

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Executive Compensation
Nonqualified deferred compensation for 2021

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Marc N. Casper	$544,985	$544,985	$1,565,270	($545,817)	$9,924,175	(3)
Stephen Williamson	$187,073	$187,073	$54,648	$—	$1,943,725	(4)
Mark P. Stevenson	$257,239	$257,239	$2,704,011	$—	$15,803,568	(5)
Michel Lagarde	$40,117	$40,117	$3,487	$—	$268,825	(6)
Gianluca Pettiti	$—	$—	$—	$—	$—
(1)Represents deferral of a portion of 2021 salary and/or bonus earned for 2020 performance (but paid in 2021).
(2)Represents a matching Company contribution in the deferred compensation plan with respect to 2021 salary and/or bonus earned for 2020 (but paid in 2021).
(3)Of this amount, $78,208, $70,535 and $79,985 were withheld from Mr. Casper’s 2019, 2020 and 2021 salary, respectively, for deferral, and $249,258 and $465,000 were withheld from his bonus earned for 2019 and 2020 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2019, 2020 and 2021, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2019 and 2020, respectively, for Mr. Casper in the Summary Compensation Table on page 58.
(4)Of this amount $25,416, $30,496 and $38,573 were withheld from Mr. Williamson’s 2019, 2020 and 2021 salary, respectively, for deferral, and $55,949 and $148,500 were withheld from his bonus earned for 2019 and 2020 performance for deferral, which amounts are also included in the “Salary” column for 2019, 2020 and 2021, and the “Non-Equity Incentive Plan Compensation” column for 2019 and 2020, respectively, for Mr. Williamson in the Summary Compensation Table on page 58.
(5)Of this amount, $47,312, $46,494 and $50,411 were withheld from Mr. Stevenson’s 2019, 2020 and 2021 salary, respectively, for deferral, and $92,826 and $206,828 were withheld from Mr. Stevenson’s bonus earned for 2019 and 2020 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2019, 2020 and 2021, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2019 and 2020, respectively, for Mr. Stevenson in the Summary Compensation Table on page 58.
(6)Of this amount, $30,900 and $40,117 was withheld from Mr. Lagarde’s 2019 and 2021 salary for deferral and $60,000 was withheld from his bonus earned for 2019 performance for deferral, which amounts are also included in the “Salary” column for 2019 and 2021 and the “Non-Equity Incentive Plan Compensation” column for 2019, respectively, for Mr. Lagarde in the Summary Compensation Table on page 58.
The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees. Under the plan in effect for amounts deferred on or after January 1, 2005 through December 31, 2008 (the “2005 Deferred Compensation Plan”), a participant had the right to defer receipt of his or her annual base salary (up to 90%) and/ or annual incentive bonus (up to 100%) until he or she ceased to serve as an employee of the Company or until a future date while the participant continued to be an employee of the Company. The Company credited (or debited) a participant’s account with the amount that would have been earned (or lost) had the deferred amounts been invested in certain funds selected by the participant. The participant did not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant’s deferred account represent unsecured obligations of the Company. The 2005 Deferred Compensation Plan is intended to comply with Section 409A of the Code as enacted under The American Jobs Creation Act of 2004. The 2005 Deferred Compensation Plan remains in existence and applies to amounts deferred between January 1, 2005 and December 31, 2008. The Deferred Compensation Plan that the Company adopted in 2001 (the “Original Deferred Compensation Plan”) remains in existence and applies to amounts deferred on or before December 31, 2004. The Company has “frozen” the terms of the Original Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date.
The Original Deferred Compensation Plan provides for the payout of either all or a portion of the participant’s account beginning (1) at a specified date in the future if the participant so elects (in the case of a short-term payout), (2) in the case of the participant’s death or disability, or (3) upon the participant’s retirement or termination from employment with the Company. In the case of the participant’s death or disability, or upon the participant’s termination, payment is made in a lump sum distribution. Upon retirement, the participant may elect to receive his or her distribution in a lump sum or in annual installment payments over the course of five, ten or fifteen years. Additionally, with respect to account balances existing at December 31, 2004, the executive may receive a full or partial payout from the plan for an unforeseeable financial emergency (as defined in the plan), or may withdraw all of his or her account at any time less a withdrawal penalty equal to 10% of such amount (“haircut” provision). The distribution provisions of the 2005 Deferred Compensation Plan are substantially similar to the provisions of the Original Deferred Compensation Plan except that the 2005 Deferred

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Compensation Plan does not permit “haircut” distributions and the time and form of payment after retirement must be elected at the time the participant makes his or her initial deferral election.
In September 2008, the Compensation Committee approved the Amended and Restated 2005 Deferred Compensation Plan, effective January 1, 2009 (as further amended from time to time, the “Amended and Restated Deferred Compensation Plan”). Pursuant to the Amended and Restated Deferred Compensation Plan, an eligible employee can generally defer receipt of his or her annual base salary (up to 50%) and/or bonus (up to 50%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. The Amended and Restated Deferred Compensation Plan is substantially similar to the original 2005 Deferred Compensation Plan, except that the Amended and Restated Deferred Compensation Plan includes a Company match of 100% of the first 6% of pay that is deferred into the Plan over the IRS annual compensation limit for 401(k) purposes.
During the year ended December 31, 2021, participants in the Original Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan were given the opportunity to invest amounts deferred under the plans in an array of mutual funds and vehicles, administered by The Newport Group, which track the investment options available in the Company’s 401(k) Plan. Additionally, participants may invest in a fixed interest account, which provides interest at a rate that is reset annually, at 120% of the applicable federal long-term rate compounded annually. We do not provide any “above-market earnings or preferential earnings” as defined in applicable SEC rules and regulations. The Original Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan allow the executive to reallocate his or her balance and future deferrals among the investment choices up to four times in any plan year. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2021 (though participants’ actual investment options are funds and vehicles that track the funds shown below instead of the actual funds themselves).

Name of Fund	Rate of Return(1)	Name of Fund	Rate of Return(1)	Name of Fund	Rate of Return(1)
T. Rowe Price Retirement 2005 Fund	8.12%	T. Rowe Price Retirement 2045 Fund	17.35%	T. Rowe Price Growth Stock Trust	19.38%
T. Rowe Price Retirement 2010 Fund	8.87%	T. Rowe Price Retirement 2050 Fund	17.50%	Jennison Institutional US Small Cap Equity	23.12%
T. Rowe Price Retirement 2015 Fund	9.63%	T. Rowe Price Retirement 2055 Fund	17.47%	State Street S&P 500 Index Fund	28.66%
T. Rowe Price Retirement 2020 Fund	10.49%	T. Rowe Price Retirement 2060 Fund	17.52%	State Street Russell Sm/Mid Cap Index	12.60%
T. Rowe Price Retirement 2025 Fund	11.88%	T. Rowe Price Retirement 2065 Fund	18.33%	FIAM Core Plus Bond Fund	0.38%
T. Rowe Price Retirement 2030 Fund	13.62%	American Funds Euro Pacific Growth Fund	2.84%	Fidelity Inflation-Protected Bond Index	5.93%
T. Rowe Price Retirement 2035 Fund	15.15%	Dodge & Cox Stock Fund	31.73%	State Street US Bond Index	-1.63%
T. Rowe Price Retirement 2040 Fund	16.48%	Fidelity Total International Index	8.47%	Fixed Interest Account	2.49%
(1)Assumes reinvestment of dividends.
Potential termination payments
Employment, retention, severance and consulting agreements
Executive change in control retention agreements
Thermo Fisher has entered into executive change in control retention agreements with the Named Executive Officers and other key employees that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 50% or more of the outstanding Common Stock or voting securities of Thermo Fisher; (ii) the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction: (a) all holders of Common Stock immediately prior to such transaction own more than 50% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 50% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by shareholders of a complete liquidation or dissolution of Thermo Fisher.
The executive change in control retention agreements with Messrs. Williamson, Stevenson, Lagarde and Pettiti provide that, upon a qualifying termination, the executive would be entitled to a lump sum payment equal to (A) (1) two and one-half

2022 Proxy Statement	65

Executive Compensation
multiplied by (2) the sum of (x) the higher of the executive’s annual base salary as in effect immediately prior to the “measurement date” or the “termination date,” as those terms are defined therein, and (y) the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date, and (B) a pro rata bonus for the year of termination, based on the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date. In addition, the executive would be provided continuing medical, dental and life insurance benefits for a period of two years after such termination. The Company would also provide outplacement services through an outside firm to the executive up to an aggregate of $20,000. Mr. Stevenson is no longer eligible for payments under his executive change in control retention agreement.
Mr. Casper’s executive change in control agreement provides that, upon a qualifying termination, he would be entitled to a lump sum payment equal to (A) (1) two and one-half multiplied by (2) the sum of (x) the higher of Mr. Casper’s annual base salary as in effect immediately prior to the “change in control date” or the “date of termination,” as those terms are defined therein, and (y) the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination, and (B) a pro rata bonus for the year of termination, based on the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination. In addition, Mr. Casper would be provided continuing medical, dental and life insurance benefits for a period of two years after such termination. The Company would also provide outplacement services through an outside firm to Mr. Casper up to an aggregate of $20,000.
None of the change in control agreements in effect on the date of this proxy statement between the Company and the Named Executive Officers provide for a tax gross-up.
Executive severance policy
The Company maintains an executive severance policy for executive officers (other than Mr. Casper) and certain other key employees that provides that, in the event an executive officer’s employment is terminated by the Company without “cause” (as such term is defined therein), he or she would be entitled to a lump sum severance payment equal to the sum of (A) 1.5 times his or her annual base salary then in effect for an executive officer (and 1.0 times his or her annual base salary then in effect for other executives), and (B) 1.5 times his or her target bonus for the year in which the date of termination occurs, for an executive officer (and 1.0 times his or her target bonus for other executives), except that if the executive receives benefits under the executive change in control retention agreement described above, he or she would not be entitled to also receive benefits under the executive severance policy. In addition, the executive would be entitled to a pro rata bonus for that year, based on his or her target bonus (which would not be paid until March of the following year, when the other executive officer bonuses would be paid, and only if the performance goals established under the annual incentive plan applicable to the other executive officers were met), and for 18 months after the date of termination, he or she would be provided medical, dental and life insurance benefits at least equal to those he or she would have received had his or her employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the executive would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his or her termination or the date he or she secures full-time employment. Messrs. Williamson, Lagarde and Pettiti are currently eligible to receive benefits under the Company’s executive severance policy. In order to receive the benefits described above, the executive must have entered into a noncompetition agreement with the Company.
Executive severance agreement for Marc Casper
Mr. Casper’s executive severance agreement provides that, in the event his employment is terminated by the Company without “cause” or by him for “good reason” (as such terms are defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) two (2) times his annual base salary then in effect, and (B) two (2) times his target bonus for the year in which the date of termination occurs, except that if Mr. Casper receives benefits under his executive change in control retention agreement described above, he would not be entitled to also receive benefits under his executive severance agreement. In addition, Mr. Casper would be entitled to a pro rata bonus for that year (which would not be paid until March of the following year, when the other executive officer bonuses would be paid, and only if the performance goals established under the annual incentive plan applicable to the other executive officers were met), and for two years after the date of termination, he would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, Mr. Casper would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment.

66	2022 Proxy Statement

Executive Compensation
Noncompetition agreements
The Company has entered into noncompetition agreements with the Named Executive Officers and certain of its key employees. The terms of the noncompetition agreement provide that during the term of the employee’s employment with the Company, and for a period of twelve (12) months in the case of Messrs. Lagarde and Pettiti, eighteen (18) months in the case of Mr. Williamson, and twenty-four (24) months in the case of Mr. Casper, thereafter, the employee will not compete with the Company. The agreement also contains provisions that restrict the employee’s ability during the term of the employee’s employment with the Company and for a period of eighteen (18) months after termination (or twenty-four (24) months in the case of Mr. Casper), to solicit or hire employees of the Company or to solicit customers of the Company. The Company has entered into a noncompetition agreement with Mr. Stevenson that provides that during the term of his employment with the Company, and for a period of twelve (12) months thereafter, Mr. Stevenson will not compete with the Company’s Life Sciences Solutions group, which consists of primarily the former Life Technologies businesses. The agreement also contains provisions that restrict Mr. Stevenson’s ability during the term of his employment with the Company and for a period of twelve (12) months after termination, to solicit for hire employees of the Company or to solicit customers of the Company.
Consulting agreement with Mark Stevenson
On February 24, 2022, the Company and Mr. Stevenson entered into a consulting agreement relating to ongoing services that Mr. Stevenson will provide to the Company following his last day as an employee on March 18, 2022. Under the consulting agreement, which has a term ending March 1, 2023, Mr. Stevenson will serve on the Company’s Scientific Advisory Board and will also provide ongoing advice and services relating to COVID-19 research and products. During the term of the consulting agreement, Mr. Stevenson’s outstanding and unvested equity awards granted in fiscal year 2021 will continue to vest in accordance with their original terms based on his continued service to the Company and, if he provides consulting services through March 1, 2023, his outstanding and unvested equity awards granted in fiscal year 2021 will vest to the same extent as if he had retired as an employee on March 1, 2023 and the post-termination exercise period of all of Mr. Stevenson’s stock options, to the extent vested and exercisable on March 1, 2023, will be extended until the original maximum term of such stock options. The agreement also contains provisions that restrict Mr. Stevenson’s ability during the term of the consulting agreement, and (i) for a period of twelve (12) months thereafter, to work for or provide consulting services to, any competitor of the Company, and (ii) for a period of eighteen (18) months thereafter, to solicit for hire employees or consultants of the Company or to solicit customers or clients of the Company.
Treatment of equity
Upon death, disability, or a qualifying retirement of Messrs. Williamson, Stevenson, Lagarde and Pettiti, their outstanding stock options and restricted stock unit awards will vest. In the event that any of these individuals is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined in the executive change in control retention agreements within eighteen (18) months following a qualifying change in control, each outstanding stock option and restricted stock unit award granted to an executive officer may vest.
In the case of Mr. Casper, upon death or disability, or in the event he is (i) terminated without “cause” or he leaves voluntarily for “good reason,” as those terms are defined in his severance agreement, or (ii) terminated without “cause” or he leaves voluntarily for “good reason” within 18 months of a qualifying change in control, as those terms are defined in his executive change in control retention agreement, all or certain portions of his unvested equity grants will vest, as applicable.

2022 Proxy Statement	67

Executive Compensation
Table
The amounts in the following table are estimates of the potential payments due to each of the Named Executive Officers in the event they had terminated employment or a change in control of the Company had occurred on December 31, 2021. The actual amounts to be paid out can only be determined at the time of such event. In all termination scenarios, the Named Executive Officer retains vested amounts in the Company’s deferred compensation plan and pension plan. These amounts are described under “Pension Benefits,” and in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on pages 63 and 64.

					Long-term Incentive Programs(1)
Name	Termination Scenario	Total	Severance		Stock Options	Performance Stock Option	Restricted Stock Units
Marc N. Casper	Voluntary Resignation Without Good Reason	$3,248,495	$3,248,495	(2)	$—	$—	$—

	Involuntary For Cause	$—	$—		$—	$—	$—
	Involuntary Without Cause or by Executive for Good Reason	$64,308,934	$17,630,727	(3)	$24,165,529	$—	$22,512,678

	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$117,639,297	$15,578,470	(4)	$47,666,442	$13,374,472	$41,019,913

	CIC Without Termination	$—	$—		$—	$—	$—
	Disability	$89,300,871	$7,750,000	(5)	$47,666,442	$13,374,472	$20,509,957
	Death	$89,300,871	$7,750,000	(5)	$47,666,442	$13,374,472	$20,509,957
Stephen Williamson	Voluntary Resignation Without Good Reason	$1,026,753	$1,026,753	(2)	$—	$—	$—

	Involuntary For Cause	$—	$—		$—	$—	$—
	Involuntary Without Cause	$4,035,893	$4,035,893	(3)	$—	$—	$—
	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$37,209,215	$6,018,479	(4)	$13,756,300	$4,978,400	$12,456,036

	CIC Without Termination	$—	$—		$—	$—	$—
	Disability	$32,217,489	$1,026,753	(2)	$13,756,300	$4,978,400	$12,456,036
	Death	$32,217,489	$1,026,753	(2)	$13,756,300	$4,978,400	$12,456,036
Mark P. Stevenson	Voluntary Resignation Without Good Reason	$1,300,461	$1,300,461	(2)	$—	$—	$—

	Involuntary For Cause	$—	$—		$—	$—	$—
	Involuntary Without Cause	$5,019,966	$5,019,966	(3)	$—	$—	$—
	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$52,218,817	$7,476,192	(4)	$20,971,624	$5,692,800	$18,078,201

	CIC Without Termination	$—	$—		$—	$—	$—
	Disability	$46,043,086	$1,300,461	(2)	$20,971,624	$5,692,800	$18,078,201
	Death	$46,043,086	$1,300,461	(2)	$20,971,624	$5,692,800	$18,078,201

68	2022 Proxy Statement

Executive Compensation

					Long-term Incentive Programs(1)
Name	Termination Scenario	Total	Severance		Stock Options	Performance Stock Option	Restricted Stock Units
Michel Lagarde	Voluntary Resignation Without Good Reason	$1,055,070	$1,055,070	(2)	$—	$—	$—

	Involuntary For Cause	$—	$—		$—	$—	$—
	Involuntary Without Cause	$4,144,611	$4,144,611	(3)	$—	$—	$—
	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$40,024,792	$6,181,144	(4)	$14,151,986	$5,692,800	$13,998,862

	CIC Without Termination	$—	$—		$—	$—	$—
	Disability	$34,898,718	$1,055,070	(2)	$14,151,986	$5,692,800	$13,998,862
	Death	$34,898,718	$1,055,070	(2)	$14,151,986	$5,692,800	$13,998,862
Gianluca Pettiti	Voluntary Resignation Without Good Reason	$491,372	$491,372	(2)	$—	$—	$—

	Involuntary For Cause	$—	$—		$—	$—	$—
	Involuntary Without Cause	$2,408,935	$2,408,935	(3)	$—	$—	$—
	Involuntary Without Cause or by Executive for Good Reason (with CIC)	$26,171,951	$3,661,140	(4)	$9,505,972	$3,559,556	$9,445,283

	CIC Without Termination	$—	$—		$—	$—	$—
	Disability	$23,002,183	$491,372	(2)	$9,505,972	$3,559,556	$9,445,283
	Death	$23,002,183	$491,372	(2)	$9,505,972	$3,559,556	$9,445,283
(1)Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2021 of $667.24.
(2)Represents an assumed target bonus award for 2021.
(3)Represents cash benefits payable in the event of a qualifying termination: for CEO, 2x multiple of base salary and target bonus, actual bonus paid in 2021 for 2020, 2 years of premiums for continued group medical and dental coverage, 2 years of premiums for life insurance, and outplacement services; for all other NEOs, 1.5x multiple of base salary and target bonus, pro rata target bonus for 2021, 1.5 years of premiums for continued group medical and dental coverage, 1.5 years of premiums for life insurance, and outplacement services.
(4)Represents cash benefits payable in the event of a qualifying termination: 2.5x multiple of base salary and target bonus, pro rata target bonus for 2021, 2 years of premiums for continued medical and dental coverage, 2 years of premiums for life insurance, and outplacement services.
(5)Represents actual bonus paid in 2021 for 2020.
CEO pay ratio
In accordance with SEC rules, companies are required to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees. Following is a reasonable estimate, prepared under these SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. As permitted by the SEC rules, for 2021, we omitted approximately 30,150 employees that became our employees as a result of our acquisition of PPD, Inc., which was completed in December 2021, and another aggregate 1,001 employees as a result of the remainder of the acquisitions that we completed in 2021. After taking into account the permitted omission of such employees, we determined that our workforce composition and our compensation arrangements did not change materially during 2021. As a result, we used the same median employee in 2021 that we identified for purposes of our disclosure of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees for 2020. The annual total compensation of our median employee (other than the CEO) for 2021 was $83,666. As disclosed in the Summary Compensation Table appearing on page 58, our CEO’s annual total compensation for 2021 was $21,234,358. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 254 to 1.
Given the different methodologies that various public companies will use to determine an estimate of their CEO pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

2022 Proxy Statement	69

Audit matters

Proposal 3
Ratification of the selection of the independent auditors

Your board of directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2022.

Independent auditor fees
The following table presents the aggregate fees billed for professional services rendered by PwC for the years ended December 31, 2021, and December 31, 2020:

	2021		2020
Audit Fees	$28,460,102	(1)	$25,873,549
Audit-Related Fees	632,847		959,161
Tax Fees	13,757,426	(2)	12,323,792	(2)
All Other Fees	15,975		6,300
Total Fees	$42,866,350		$39,162,802
(1)Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2021.
(2)Includes $3,785,223 and $3,599,983 for tax compliance services and $9,972,203 and $8,723,809 for tax consulting services in 2021 and 2020, respectively.
Audit fees
Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements (including PwC’s assessment of the Company’s internal control over financial reporting), review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.
Audit-related fees
Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” above. These services include employee benefit plan audits, accounting consultations relating to acquisitions, divestitures, and financings, due diligence related to mergers and acquisitions, financial accounting and reporting matters, and SEC filing related matters.
Tax fees
Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company’s international legal entity restructuring and international and domestic tax planning.
All other fees
Consists of fees billed for all other services provided by PwC other than those reported above.

70	2022 Proxy Statement

Audit Matters
Audit Committee’s pre-approval policies and procedures
The Audit Committee’s charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditor as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. As provided for in the charter, the Audit Committee has delegated authority to the chairman of the Audit Committee to pre-approve up to an additional $500,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. Any pre-approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. During fiscal years 2021 and 2020, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures described above.

2022 Proxy Statement	71

Audit Matters
Audit Committee report
The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The full text of the Audit Committee’s charter is available on the Company’s website at www.thermofisher.com. The Committee reviews the charter annually, and also annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other accounting firms.
As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2021, with management and the Company’s independent auditors, PwC. The Committee has also reviewed and discussed with management and PwC management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting.
The Audit Committee has also discussed with PwC the matters required to be discussed pursuant to applicable requirements of the SEC and Public Company Accounting Oversight Board, including PCAOB AS 1301 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with PwC the auditors’ independence. The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.
The Committee has discussed with the Company’s internal audit department and independent auditors the overall scope and plans for their respective audits. The Committee meets with the Company’s vice president of internal audit and representatives of the independent auditors’, in regular and executive sessions, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC.
Audit Committee

By:	Nelson J. Chai (Chair) Debora L. Spar Dion J. Weisler

72	2022 Proxy Statement

Information about stock ownership
Security ownership of certain beneficial owners and management
The following table sets forth, as of March 1, 2022, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each Named Executive Officer, (c) all current directors and executive officers as a group, and (d) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner(1)	Shares Owned Directly or Indirectly	Common Stock Subject to Options Exercisable on or Prior to April 29, 2022	Restricted Stock Units which vest on or prior to April 29, 2022	Total		Percent of Shares Beneficially Owned
Vanguard Group Inc.	31,103,788	—	—	31,103,788	(2)	7.95%
BlackRock, Inc.	30,982,611	—	—	30,982,611	(3)	7.92%
Marc N. Casper	235,669	547,574	—	783,243	(4)	*
Nelson J. Chai	12,710	—	—	12,710		*
Ruby R. Chandy	1,299	—	—	1,299		*
C. Martin Harris	6,930	—	—	6,930		*
Tyler Jacks	6,860	—	—	6,860		*
R. Alexandra Keith	260	—	—	260	(5)	*
Michel Lagarde	10	216,675	270	216,955		*
Thomas J. Lynch	13,819	—	—	13,819		*
Jim P. Manzi	15,814	—	—	15,814		*
James C. Mullen	1,290	—	—	1,290		*
Gianluca Pettiti	6,133	17,529	135	23,797		*
Lars R. Sørensen	8,395	—	—	8,395		*
Debora L. Spar	572	—	—	572		*
Scott M. Sperling	87,525	—	—	87,525	(6)	*
Mark P. Stevenson	113,453	171,143	9,117	293,713	(7)	*
Dion J. Weisler	4,902	—	—	4,902	(8)	*
Stephen Williamson	30,419	118,337	6,398	155,154	(9)	*
All current directors and executive officers as a group (19 individuals)	554,311	1,110,243	15,920	1,680,474		*

*    Less than one percent.
(1)The address of each of the Company’s executive officers and directors is c/o Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned by executive officers and directors consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Generally, stock options granted to the Company’s officers and directors may be transferred by them to an immediate family member, a family trust or family partnership.
(2)This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2022, by The Vanguard Group Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355, which reported such ownership as of December 31, 2021. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of March 1, 2022. Vanguard reports sole voting power with respect to 0 shares, shared voting power with respect to 624,369 shares, sole dispositive power with respect to 29,513,339 shares, and shared dispositive power with respect to 1,590,449 shares.
(3)This information was obtained from Schedule 13G filed with the Securities and Exchange Commission on February 1, 2022, by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055, which reported such ownership as of December 31, 2021. The percentage of

2022 Proxy Statement	73

Information about stock ownership
shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of March 1, 2022. BlackRock has sole voting power with respect to 27,165,267 shares, shared voting and dispositive power with respect to no shares and sole dispositive power with respect to 30,982,611 shares.
(4)Includes 2,000 shares held by Mr. Casper’s spouse in a trust for the benefit of her children.
(5)Includes 260 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “Deferred Compensation Plan for Directors” on page 31). These units may not be voted or transferred until they become shares of Common Stock.
(6)Includes 16,262 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “Deferred Compensation Plan for Directors” on page 31). These units may not be voted or transferred until they become shares of Common Stock.
(7)Includes 68,019 shares held in trusts over which Mr. Stevenson shares voting and dispositive power with his spouse, 477 shares held in the Company’s 401(k) plan by Mr. Stevenson, 19,557 shares of Common Stock underlying stock options that are immediately exercisable if Mr. Stevenson retires and 9,117 restricted stock units that will vest immediately if Mr. Stevenson retires.
(8)Includes 1,779 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “Deferred Compensation Plan for Directors” on page 31). These units may not be voted or transferred until they become shares of Common Stock.
(9)Includes 13,563 shares of Common Stock underlying stock options that are immediately exercisable if Mr. Williamson retires and 6,398 restricted stock units that will vest immediately if Mr. Williamson retires.
Equity compensation plan information
The following table provides information as of December 31, 2021, with respect to the Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity Compensation Plans Approved By Security Holders(2)(3)(4)(5)(6)	6,460,925	$321.63	10,865,661
Equity Compensation Plans Not Approved By Security Holders(7)(8)	503,602	$289.68	5,345,813
Total	6,964,527	$319.95	16,211,474
(1)Equity compensation plans approved by security holders include 7,869,625 securities available for future issuance as awards other than options or stock appreciation rights (e.g., full value shares of restricted stock or restricted stock units).
(2)Column (a) includes an aggregate of 609,533 Common Stock time-based restricted stock units outstanding granted under the Company’s approved plans. The weighted average exercise price set forth in column (b) does not take into account the Common Stock time-based restricted stock units included in column (a).
(3)Column (a) includes an aggregate of 19,042 Common Stock-based units accrued under the Directors Deferred Compensation Plan for deferred directors’ fees and retainers accrued through December 31, 2021. See “DIRECTOR COMPENSATION — Deferred Compensation Plan for Directors” for additional information regarding this plan. The weighted average exercise price set forth in column (b) does not take into account the Common Stock-based units included in column (a).
(4)Column (a) includes an aggregate of 116,866 Common Stock performance-based restricted stock units outstanding under the Thermo Fisher Scientific Inc. 2013 Stock Incentive Plan (which represents the maximum number of units achievable under such awards). The weighted average exercise price set forth in column (b) does not take into account the Common Stock performance-based restricted stock units included in column (a).
(5)Column (a) does not include shares issuable under the Thermo Fisher Scientific Inc. 2007 Employees’ Stock Purchase Plan (the “ESPP”). Under the ESPP, each eligible employee may purchase a limited number of shares of the Common Stock of the Company two times each year at a purchase price equal to 95% of the fair market value of the Common Stock on the respective stock purchase date. The remaining shareholder approved reserve is included in column (c).
(6)Column (c) includes 10,396,996 shares that are available under the 2013 Stock Incentive Plan, 257,312 shares that are available under the Directors Deferred Compensation Plan and 211,353 shares that are available under the ESPP.
(7)In connection with the acquisition of Patheon on August 29, 2017, the Company assumed the Patheon N.V. 2016 Omnibus Incentive Plan, as amended (the “Patheon Plan”), including awards outstanding at the time of acquisition. Each assumed award has the same terms and conditions in effect prior to the acquisition, except that the number of shares issuable upon exercise and, in the case of stock options, the exercise price, were adjusted in accordance with the acquisition terms. After giving effect to these adjustments, at

74	2022 Proxy Statement

Information about stock ownership
December 31, 2021, assumed stock options covered 166,600 shares of the Company’s Common Stock, at a weighted average exercise price of $109.12. Please see “Patheon Plan” below for a summary of the material terms of the Patheon Plan. Column (c) includes 2,840,941 shares that remain available for grants to eligible participants under the Patheon Plan.
(8)In connection with the acquisition of PPD, Inc. on December 8, 2021, the Company assumed the PPD, Inc. 2020 Omnibus Incentive Plan (the “PPD Plan”), including awards outstanding at the time of acquisition. Each assumed award has the same terms and conditions in effect prior to the acquisition, except that the number of shares issuable upon exercise and, in the case of stock options, the exercise price, were adjusted in accordance with the acquisition terms. After giving effect to these adjustments, at December 31, 2021, assumed stock options covered 148,955 shares of the Company’s Common Stock, at a weighted average exercise price of $491.63 and assumed time-based restricted stock units covered 188,047 shares of the Company’s common stock (which are not included in the weighted average exercise price in column (b)). Please see “PPD Plan” below for a summary of the material terms of the PPD Plan. Column (c) includes 2,504,872 shares that remain available for grants to eligible participants under the PPD Plan.
Patheon plan
The Patheon Plan was originally adopted to help align the long-term financial interests of selected participants with those of Patheon’s shareholders. Following the acquisition, the Patheon Plan allows the Company to provide eligible participants of the plan an opportunity to acquire an equity interest in the Company.
The Patheon Plan provides for the issuance of options, share appreciation rights, restricted shares, restricted share units, share bonuses, other share-based awards and cash awards. Following the acquisition, eligible participants in the Patheon Plan are officers, employees, non-employee directors and consultants of the Company who (i) were officers, employees, non-employee directors and consultants of Patheon prior to the Patheon acquisition date of August 29, 2017 or (ii) were or are hired after August 29, 2017. At December 31, 2021, 2,840,941 shares remain available for grants to eligible participants under the Patheon Plan.
Since August 29, 2017, the Company has not made any new grants of awards under the Patheon Plan.
The Patheon Plan is administered by the Compensation Committee, who may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Patheon Plan, provided that the plan administrator may not reprice or cancel and regrant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining shareholder approval.
PPD plan
The PPD Plan was originally adopted to help align the long-term financial interests of selected participants with those of PPD, Inc.’s shareholders. Following the acquisition, the PPD Plan allows the Company to provide eligible participants of the plan an opportunity to acquire an equity interest in the Company.
The PPD Plan provides for the issuance of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units, restricted stock, performance-based awards and other equity-based awards. Following the acquisition, eligible participants in the PPD Plan are officers, employees, non-employee directors, consultants and advisors of the Company who were officers, employees, non-employee directors, consultants or advisors of PPD prior to the PPD, Inc. acquisition date of December 8, 2021. At December 31, 2021, 2,504,872 shares remain available for grants to eligible participants under the PPD Plan.
Since December 8, 2021, the Company has not made any new grants of awards under the PPD Plan.
The PPD Plan is administered by the Compensation Committee, who may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the PPD Plan, provided that the plan administrator may not, except in the event of certain changes in capital structure or similar events, reprice or cancel and regrant any award at a lower exercise, base or purchase price or cancel any award with an exercise, base or purchase price in exchange for cash, property or other awards without first obtaining shareholder approval.

2022 Proxy Statement	75

Voting and meeting information
This proxy statement is furnished in connection with the solicitation of proxies by the Company on behalf of the Board of Directors of the Company for use at the 2022 Annual Meeting to be held on Wednesday, May 18, 2022 at 1:00 p.m. (Eastern Time) in a virtual meeting format only, via the Internet, at www.virtualshareholdermeeting.com/TMO2022, and any adjournments thereof. The mailing address of the principal executive office of the Company is 168 Third Avenue, Waltham, Massachusetts 02451. This proxy statement and proxy card, or voting instruction form, as applicable, were first made available to shareholders of the Company on or about April 7, 2022.
Purpose of annual meeting
At the 2022 Annual Meeting, shareholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of twelve directors for a one-year term expiring at the 2023 annual meeting of shareholders, an advisory vote on executive compensation (“Say on Pay”), and the ratification of the selection of PwC as the Company’s independent auditors for 2022.
Virtual annual meeting
Why is the 2022 annual meeting a virtual, online meeting?
To facilitate broad shareholder attendance and provide a consistent experience to all shareholders, regardless of location, our 2022 Annual Meeting will be a virtual meeting where shareholders will participate by accessing a website using the Internet. There will not be a physical meeting location. We learned during the virtual annual meetings held in 2020 and 2021 that this format facilitates shareholder attendance and participation. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
How do I attend the annual meeting?
We will host the 2022 Annual Meeting live online via webcast. You may attend the meeting online by visiting www.virtualshareholdermeeting.com/TMO2022. The webcast will start on Wednesday, May 18, 2022 at 1:00 p.m. (Eastern Time). You will need the control number included on your proxy card or voting instruction form in order to be able to vote or ask questions during the meeting. Instructions on how to attend and participate online are posted at www.virtualshareholdermeeting.com/TMO2022. Online check-in will begin at 12:45 p.m. (Eastern Time) on May 18, 2022, and you should allow ample time for the online check-in proceedings. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 12:45 p.m. (Eastern Time), on May 18, 2022. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log in page.
How do I submit a question at the annual meeting?
If you wish to submit a question on the day of the meeting, beginning at 12:45 p.m. (Eastern Time) on May 18, 2022, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/TMO2022. All questions received from shareholders during the virtual annual meeting will be posted on the Company’s investor relations website at ir.thermofisher.com as soon as practicable following the annual meeting.

76	2022 Proxy Statement

Voting and meeting information
Voting information
Who is entitled to vote?
Shareholders of record at the close of business on March 25, 2022 are eligible to vote at the meeting. At the close of business on March 25, 2022, the outstanding voting securities of the Company consisted of 391,439,489 shares of Common Stock. Each share outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted.
What is a quorum and a broker non-vote?
The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of shareholders of record present at the meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the meeting for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter. Shares present virtually during the meeting will be considered shares of Common Stock represented in person at the meeting.
How can I vote before the meeting?
We encourage shareholders to submit their votes in advance of the meeting. To submit your votes by telephone or the Internet, as applicable, follow the instructions on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. If you received your materials by mail, you can simply complete and return the proxy card or voting instruction form in the envelope provided. If you vote in advance using one of these methods, you are still welcome to virtually attend the meeting and vote your shares online while virtually attending the meeting.
How can I vote at the meeting?
Shareholders who hold shares directly with the Company may virtually attend the meeting and vote your shares online while attending the meeting, or may execute a proxy designating a representative to virtually attend the meeting and vote on their behalf. You will need your control number included on your proxy card in order to be able to vote during the meeting. If you do not hold your shares directly with us and they are instead held for you in a brokerage, bank or other institutional account, you may virtually attend the meeting and vote your shares online while attending the meeting with your control number included on your voting instruction form. Instructions on how to attend and participate online are posted at www.virtualshareholdermeeting.com/TMO2022.
What if I want to change my vote?
You may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting your shares online while virtually attending the meeting, by delivering a new proxy or by notifying the Company Secretary in writing prior to the meeting. If your shares are held for you in a brokerage, bank or other institutional account, you must contact that institution to revoke a previously authorized proxy.

2022 Proxy Statement	77

Voting and meeting information
What are the voting standards and board recommendations?

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions & Broker Non-Votes
Election of directors	For all nominees	Majority of Votes Cast	Not counted as votes cast and therefore no effect
Say on Pay	For
Auditor ratification	For
WE HAVE A MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS. Each director nominee who receives a majority of the votes cast will be elected. Any current director who does not meet this standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of “For” votes (see page 29). All other matters are approved if supported by a majority of votes cast.
How will proxies be voted?
PROXIES WILL BE VOTED AS YOU SPECIFY OR, IF YOU DON’T SPECIFY, AS RECOMMENDED BY THE BOARD. The shares represented by all valid proxies that are received on time will be voted as specified. When a valid proxy form is received and it does not indicate specific choices, the shares represented by that proxy will be voted in accordance with the Board’s recommendations.
WHAT HAPPENS IF OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING. If any matter not described in this proxy statement is properly presented for a vote at the meeting, the persons named on the proxy will vote in accordance with their judgment.
WHAT HAPPENS IF A DIRECTOR NOMINEE IS UNABLE TO SERVE. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the Board can either nominate a different individual or reduce the Board’s size. If it nominates a different individual, the shares represented by all valid proxies will be voted for that nominee.
What if I am a beneficial owner?
If your shares are held for you in a brokerage, bank or other institutional account, you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than directly to the Company. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on the proposal to ratify the selection of PwC as the Company’s independent auditors for 2022. For your vote on any other matters to be counted, you will need to communicate your voting decisions to your broker, bank or other institution before the date of the 2022 Annual Meeting using the voting instruction form that the institution provides to you. If you would like to vote your shares online while virtually attending the meeting, you will need your control number included on your voting instruction form. Instructions on how to attend and participate online are posted at www.virtualshareholdermeeting.com/TMO2022.
What if I am a participant in the Thermo Fisher Scientific 401(k) retirement plan?
If you hold your shares through the Thermo Fisher Scientific 401(k) Retirement Plan (the “401(k) Plan”), your proxy represents the number of shares in your 401(k) Plan account as of the record date. For those shares in your 401(k) Plan account, your proxy will serve as voting instructions for the trustee of the 401(k) Plan. You may submit your voting instructions by returning a signed and dated proxy card to the Company’s tabulation agent in the enclosed, self-addressed envelope for its receipt by 11:59 p.m. Eastern time on Friday, May 13, 2022, or by telephone or over the Internet by 11:59 p.m. Eastern time on Sunday, May 15, 2022, in accordance with the instructions provided on the proxy card.
You may revoke your instructions by executing and returning a later dated proxy card to the Company’s tabulation agent for its receipt by 11:59 p.m. Eastern time on May 13, 2022, or by entering new instructions by telephone or over the Internet by 11:59 p.m. Eastern time on May 15, 2022.

78	2022 Proxy Statement

Voting and meeting information
May I see a list of shareholders entitled to vote as of the record date?
A list of registered shareholders as of the close of business on the record date will be available for examination by the shareholders during the ten days prior to the meeting during ordinary business hours at our principal place of business at 168 Third Avenue, Waltham, Massachusetts 02451, and during the whole time of the meeting at www.virtualshareholdermeeting.com/TMO2022.
Proxy solicitation and distribution
How are proxies solicited?
Proxies will be solicited on behalf of the Board by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks and voting trustees, or their nominees, to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. D.F. King & Co., Inc. has been retained to assist in soliciting proxies for a fee of $15,000 plus distribution costs and other expenses.
How can I view or request copies of proxy materials?
Since 2009, we have distributed proxy materials to some of our shareholders over the Internet by sending them a Notice of Internet Availability of Proxy Materials that explains how to access our proxy materials and vote online. Many other large companies have transitioned to this more contemporary way of distributing annual meeting materials, often called “e-proxy” or “Notice & Access.”
HOW SHAREHOLDERS BENEFIT FROM E-PROXY. This “e-proxy” process, which was approved by the SEC in 2007, expedites our shareholders’ receipt of these materials, lowers the costs of proxy solicitation and reduces the environmental impact of our annual meeting.
HOW TO OBTAIN A PRINTED COPY OF OUR PROXY MATERIALS. If you received a notice and would like us to send you a printed copy of our proxy materials, please contact us at the following address or telephone number: Investor Relations Department, Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451, telephone: 781-622-1111.
How will documents be delivered to beneficial owners who share an address?
If you are the beneficial owner, but not the record holder, of shares of Thermo Fisher stock, and you share an address with other beneficial owners, your broker, bank or other institution is permitted to deliver a single copy of this proxy statement and our 2021 annual report for all shareholders at your address (unless one of them has already asked the nominee for separate copies).
TO RECEIVE SEPARATE COPIES. To request an individual copy of this proxy statement and our 2021 annual report, or the materials for future meetings, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at Investor Relations Department, Thermo Fisher Scientific Inc., 168 Third Avenue, Waltham, Massachusetts 02451, telephone: 781-622-1111. We will promptly deliver them to you.
TO STOP RECEIVING SEPARATE COPIES. If you currently receive separate copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank or other institution where you hold your shares.

2022 Proxy Statement	79

Submitting 2023 proposals
SEC rule 14a-8
Proposals of shareholders (other than with respect to director nominations) intended to be included in the proxy statement and proxy card relating to the 2023 Annual Meeting of Shareholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 8, 2022.
Advance notice bylaw
The Company’s bylaws include an advance notice provision that requires shareholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company’s proxy statement and thus are submitted outside the processes of (1) Rule 14a-8 under the Exchange Act and (2) our “proxy access” bylaw described below) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, shareholders give timely written notice to the Corporate Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Corporate Secretary at the principal executive office of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of shareholders. Accordingly, a shareholder who intends to present a proposal at the 2023 Annual Meeting of Shareholders without inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Corporate Secretary no earlier than January 22, 2023, and no later than February 6, 2023. Proposals received at any other time will not be voted on at the meeting. If a shareholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the shareholder’s proposal under circumstances consistent with the proxy rules of the SEC.
Proxy access nominations
Pursuant to the Company’s proxy access bylaw, a shareholder, or a group of up to 20 shareholders, continuously owning for three years at least 3% of our outstanding Common Stock may nominate and include in our proxy materials qualifying director nominees up to the greater of two nominees or 20% of the number of directors currently serving, if the shareholder(s) and nominee(s) satisfy the bylaw requirements. For eligible shareholders to include nominees in our proxy materials for the 2023 Annual Meeting, proxy access nomination notices must be received by the Company no earlier than December 19, 2022, and no later than January 18, 2023. The notice must contain the information required by the Company’s bylaws.
Waltham, Massachusetts
April 7, 2022

80	2022 Proxy Statement

Appendix A
Reconciliation of GAAP to non-GAAP financial measures
As described in more detail in the Compensation Discussion and Analysis section of the Company’s 2022 proxy statement, the 2021 annual incentive awards paid to the Company’s Named Executive Officers were based in part on the Company’s 2021 performance with respect to three metrics, organic revenue, adjusted net income and free cash flow, and the 2021 performance-based restricted stock units were based in part on the Company’s 2021 performance with respect to organic revenue and adjusted EPS. Each of these metrics is a financial measure that is not prepared in accordance with generally accepted accounting principles (“GAAP”). See note (h) below.

(Dollars in millions except per share amounts)	2021		2020

Organic revenue growth
Revenue growth		22%		26%
Impact of acquisitions		3%		0%
Impact of currency translation		2%		1%
Organic revenue growth (non-GAAP measure)		17%		25%

Base business organic revenue growth
Revenue growth		22%
Impact of COVID-19 response revenue(f) (g)		5%
Base business revenue growth		17%
Impact of acquisitions		2%
Impact of currency translation		2%
Base business organic revenue growth (non-GAAP measure)		14%	*
* Results do not sum due to rounding

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$10,028	25.6%	$7,794	24.2%
Cost of revenues charges(a)	8	0.0%	6	0.0%
Selling, general and administrative charges (credits)(b)	144	0.4%	(10)	0.0%
Restructuring and other costs(c)	197	0.5%	99	0.3%
Amortization of acquisition-related intangible assets	1,761	4.5%	1,667	5.2%
Adjusted operating income (non-GAAP measure)	$12,138	31.0%	$9,556	29.7%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$7,725		$6,375
Cost of revenues charges(a)	8		6
Selling, general and administrative charges (credits)(b)	144		(10)
Restructuring and other costs(c)	197		99
Amortization of acquisition-related intangible assets	1,761		1,667
Other expense/income adjustments(d)	732		121
Benefit from income taxes(e)	(593)		(449)
Equity in losses of unconsolidated entities	4		3
Adjusted net income (non-GAAP measure)	$9,978		$7,812

2022 Proxy Statement	81

Appendix A

(Dollars in millions except per share amounts)	2021	2020

Reconciliation of adjusted earnings per share
GAAP diluted earnings per share (EPS) attributable to Thermo Fisher Scientific Inc.	$19.46	$15.96
Cost of revenues charges(a)	0.02	0.01
Selling, general and administrative charges (credits)(b)	0.36	(0.02)
Restructuring and other costs(c)	0.50	0.25
Amortization of acquisition-related intangible assets	4.43	4.17
Other expense/income adjustments(d)	1.84	0.30
Benefit from income taxes(e)	(1.49)	(1.12)
Equity in losses of unconsolidated entities	0.01	0.01
Adjusted EPS (non-GAAP measure)	$25.13	$19.56

Reconciliation of Free Cash Flow
GAAP net cash provided by operating activities	$9,312	$8,289
Purchases of property, plant and equipment	(2,523)	(1,474)
Proceeds from sale of property, plant and equipment	20	8
Free cash flow (non-GAAP measure)	$6,809	$6,823

(a)Adjusted results in 2021 exclude charges for the sale of inventories revalued at the date of acquisition. Adjusted results in 2020 exclude $4 million of accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations and $2 million of charges to conform the accounting policies of recently acquired businesses with the company’s accounting policies.
(b)Adjusted results in 2021 and 2020 exclude certain third-party expenses (credits), principally transaction/integration costs (including reimbursement thereof) related to recent/terminated acquisitions; credits from changes in estimates of contingent acquisition consideration; and charges associated with product liability litigation.
(c)Adjusted results in 2021 and 2020 exclude restructuring and other costs consisting principally of severance, abandoned facility and other expenses of headcount reductions within several businesses and real estate consolidations, and charges for impairment of acquired technology. Adjusted results in 2021 exclude $35 million of charges for compensation due to employees of recently acquired businesses at the date of acquisition.
(d)Adjusted results in 2021 and 2020 exclude net gains on investments and charges for amortization of bridge loan commitment fees and entering hedging contracts for recent/terminated acquisitions. Adjusted results in 2021 exclude $767 million of losses on the early extinguishment of debt. Adjusted results in 2020 exclude $42 million of charges related to terminated interest rate swaps and $8 million of net charges for the settlement/curtailment of pension plans.
(e)Adjusted provision for income taxes in 2021 and 2020 excludes the incremental tax benefit for the pre-tax reconciling items between GAAP and adjusted net income, incremental tax impacts from audit settlements and incremental tax impacts from adjusting the company's non-U.S. deferred tax balances as a result of tax rate changes.
(f)COVID-19 response revenue includes effects of COVID-19 response revenues from acquired businesses and foreign currency translation.
(g)Adjustment to exclude the impact of COVID-19 response revenues.
(h)In addition to the financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of revenues from acquired/divested businesses and the effects of currency translation. We also report base business organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 response revenue, acquisitions and currency translation. We use and report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions to allow comparison of financial results to both acquisitive and non-acquisitive peer companies, foreign currency translation and/or COVID-19 response on revenues. Thermo Fisher management uses organic revenue growth and base business organic revenue growth to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.
We use adjusted operating income, adjusted operating income margin, adjusted net income and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:
•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

82	2022 Proxy Statement

Appendix A
•Costs/income associated with restructuring activities, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.
•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.
•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.
•The tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.
We use free cash flow, which is operating cash flow, excluding net capital expenditures to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included above are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.

2022 Proxy Statement	83

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FSC® www.fsc.org MIX Paper from responsible sources FSC® C013980

Thermo Fisher Scientific Inc.
168 Third Avenue, Waltham, MA 02451 USA
thermofisher.com

ThermoFisher SCIENTIFIC

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TMO2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D71538-P66828 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THERMO FISHER SCIENTIFIC INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Marc N. Casper	☐	☐	☐
1b. Nelson J. Chai	☐	☐	☐
1c. Ruby R. Chandy	☐	☐	☐
1d. C. Martin Harris	☐	☐	☐
1e. Tyler Jacks	☐	☐	☐
1f. R. Alexandra Keith	☐	☐	☐
1g. Jim P. Manzi	☐	☐	☐
1h. James C. Mullen	☐	☐	☐
1i. Lars R. Sorensen	☐	☐	☐
1j. Debora L. Spar	☐	☐	☐
1k. Scott M. Sperling	☐	☐	☐
1l. Dion J. Weisler	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. An advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and 10-K are available at www.proxyvote.com.

D71539-P66828

THERMO FISHER SCIENTIFIC INC.
This proxy is solicited by the Board of Directors
ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON MAY 18, 2022

The undersigned hereby appoints Marc N. Casper and Stephen Williamson, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Fisher Scientific Inc. held of record by the undersigned on March 25, 2022, at the Annual Meeting of the Shareholders to be held virtually at www.virtualshareholdermeeting.com/TMO2022, on Wednesday, May 18, 2022 at 1:00 p.m. (Eastern Time), and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

The Proxy will be voted as specified, or if no choice is specified, "FOR" the election of each of the nominees for director, "FOR" the approval of an advisory vote on our named executive officer compensation, "FOR" ratification of the selection of independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

Continued and to be signed on reverse side